                                                                   Exhibit 99.1.

          USX

     Index to 2000 Financial Statements and Supplementary Data

                                                                          Page
                                                                          ----

     USX Consolidated....................................................  U-1

     Marathon Group......................................................  M-1

     U. S. Steel Group...................................................  S-1

          USX

     Index to 2000 Consolidated Financial Statements and
     Supplementary Data

                                                                           Page
                                                                           ----

     Management's Report..................................................  U-1

     Audited Consolidated Financial Statements:
      Report of Independent Accountants...................................  U-1
      Consolidated Statement of Operations................................  U-2
      Consolidated Balance Sheet..........................................  U-4
      Consolidated Statement of Cash Flows................................  U-5
      Consolidated Statement of Stockholders' Equity......................  U-6
      Notes to Consolidated Financial Statements..........................  U-8

     Selected Quarterly Financial Data....................................  U-29

     Principal Unconsolidated Affiliates..................................  U-30

     Supplementary Information............................................  U-30

          USX

     Explanatory Note Regarding Financial Information

     Although the financial statements of the Marathon Group and the U. S. Steel Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of USX attributed to each such Group, such attribution does not affect legal title to such assets and responsibility for such liabilities. Holders of USX - Marathon Group Common Stock and USX - U. S. Steel Group Common Stock are holders of common stock of USX and continue to be subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts arising from one Group that affect the overall cost of USX's capital could affect the results of operations and financial condition of the other Group. In addition, net losses of either Group, as well as dividends or distributions on any class of USX Common Stock or series of Preferred Stock and repurchases of any class of USX Common Stock or series of Preferred Stock, will reduce the funds of USX legally available for payment of dividends on both classes of USX Common Stock.

 Management's Report

 The accompanying consolidated financial statements of USX Corporation and Subsidiary Companies (USX) are the responsibility of and have been prepared by USX in conformity with accounting principles generally accepted in the United States. They necessarily include some amounts that are based on best judgments and estimates. The consolidated financial information displayed in other sections of this report is consistent with these consolidated financial statements.

      USX seeks to assure the objectivity and integrity of its financial records by careful selection of its managers, by organizational arrangements that provide an appropriate division of responsibility and by communications programs aimed at assuring that its policies and methods are understood throughout the organization.

      USX has a comprehensive formalized system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and that financial records are reliable. Appropriate management monitors the system for compliance, and the internal auditors independently measure its effectiveness and recommend possible improvements thereto. In addition, as part of their audit of the consolidated financial statements, USX's independent accountants, who are elected by the stockholders, review and test the internal accounting controls selectively to establish a basis of reliance thereon in determining the nature, extent and timing of audit tests to be applied.

      The Board of Directors pursues its oversight role in the area of financial reporting and internal accounting control through its Audit Committee. This Committee, composed solely of nonmanagement directors, regularly meets (jointly and separately) with the independent accountants, management and internal auditors to monitor the proper discharge by each of its responsibilities relative to internal accounting controls and the consolidated financial statements.

 Thomas J. Usher                   Robert M. Hernandez          Larry G. Schultz
 Chairman, Board of Directors &    Vice Chairman &              Vice President-
 Chief Executive Officer           Chief Financial Officer      Accounting


 Report of Independent Accountants

 To the Stockholders of USX Corporation:

 In our opinion, the accompanying consolidated financial statements appearing on pages U-2 through U-28 present fairly, in all material respects, the financial position of USX Corporation and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of USX's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 PricewaterhouseCoopers LLP
 600 Grant Street, Pittsburgh, Pennsylvania 15219-2794
 February 7, 2001

 Consolidated Statement of Operations

 (Dollars in millions)                                                     2000         1999         1998
-----------------------------------------------------------------------------------------------------------
 Revenues and other income:
  Revenues (Note 6)                                                   $  40,500    $  29,068    $  27,629
  Dividend and investee income (loss)                                        94          (20)          96
  Net gains (losses) on disposal of assets (Note 27)                       (739)          21           82
  Gain on ownership change in
    Marathon Ashland Petroleum LLC (Note 3)                                  12           17          245
  Other income                                                               47           33           25
                                                                       --------     --------     --------
       Total revenues and other income                                   39,914       29,119       28,077
                                                                       --------     --------     --------

 Costs and expenses:
  Cost of revenues (excludes items shown below)                          31,056       21,679       20,211
  Selling, general and administrative expenses                              402          203          304
  Depreciation, depletion and amortization                                1,605        1,254        1,224
  Taxes other than income taxes                                           4,861        4,433        4,241
  Exploration expenses                                                      238          238          313
  Inventory market valuation charges (credits) (Note 15)                      -         (551)         267
                                                                       --------     --------     --------
       Total costs and expenses                                          38,162       27,256       26,560
                                                                       --------     --------     --------

 Income from operations                                                   1,752        1,863        1,517
 Net interest and other financial costs (Note 6)                            341          362          279
 Minority interest in income of
  Marathon Ashland Petroleum LLC (Note 3)                                   498          447          249
                                                                       --------     --------     --------
 Income before income taxes and extraordinary losses                        913        1,054          989
    Provision for income taxes (Note 11)                                    502          349          315
                                                                       --------     --------     --------

 Income before extraordinary losses                                         411          705          674
 Extraordinary losses (Note 7)                                                -            7            -
                                                                       --------     --------     --------

 Net income                                                                 411          698          674
 Dividends on preferred stock                                                 8            9            9
                                                                       --------     --------     --------

 Net income applicable to common stocks                               $     403    $     689    $     665
---------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

 Income Per Common Share

 (Dollars in millions, except per share data)                           2000         1999         1998
-----------------------------------------------------------------------------------------------------------
 Applicable to Marathon Stock:
  Net income                                                          $     432    $     654    $     310
  Per Share Data:
    Basic                                                                  1.39         2.11         1.06
    Diluted                                                                1.39         2.11         1.05
---------------------------------------------------------------------------------------------------------
 Applicable to Steel Stock:
  Income (loss) before extraordinary losses                           $     (29)   $      42    $     355
  Extraordinary losses                                                        -            7            -
                                                                       --------     --------     --------
  Net income (loss)                                                   $     (29)   $      35    $     355
  Per Share Data
    Basic:
     Income (loss) before extraordinary losses                        $    (.33)   $     .48    $    4.05
     Extraordinary losses                                                     -          .08            -
                                                                       --------     --------     --------
     Net income (loss)                                                $    (.33)   $     .40    $    4.05
    Diluted:
     Income (loss) before extraordinary losses                        $    (.33)   $     .48    $    3.92
     Extraordinary losses                                                     -          .08            -
                                                                       --------     --------     --------
     Net income (loss)                                                $    (.33)   $     .40    $    3.92
---------------------------------------------------------------------------------------------------------

 See Note 20, for a description and computation of income per common share. The accompanying notes are an integral part of these consolidated financial statements.

                        Consolidated Balance Sheet

                        (Dollars in millions)                                         December 31             2000         1999
                       -----------------------------------------------------------------------------------------------------------
                        Assets
                        Current assets:
                         Cash and cash equivalents                                                        $     559    $     133
                         Receivables, less allowance for doubtful accounts
                           of $60 and $12                                                                     2,888        2,367
                         Receivables subject to a security interest (Note 14)                                   350          350
                         Inventories (Note 15)                                                                2,813        2,627
                         Deferred income tax benefits (Note 11)                                                 261          303
                         Assets held for sale (Note 27)                                                         330           84
                         Other current assets                                                                   131           92
                                                                                                          ---------    ---------
                               Total current assets                                                           7,332        5,956

                        Investments and long-term receivables, less reserves of
                         $28 and $3 (Note 12)                                                                   801        1,237
                        Property, plant and equipment - net (Note 21)                                        12,114       12,809
                        Prepaid pensions (Note 9)                                                             2,879        2,629
                        Other noncurrent assets                                                                 275          300
                                                                                                          ---------    ---------
                               Total assets                                                               $  23,401    $  22,931
                       ---------------------------------------------------------------------------------------------------------
                        Liabilities
                        Current liabilities:
                         Notes payable   (Note 13)                                                        $     150    $       -
                         Accounts payable                                                                     3,774        3,409
                         Payroll and benefits payable                                                           432          468
                         Accrued taxes                                                                          281          283
                         Accrued interest                                                                       108          107
                         Long-term debt due within one year (Note 14)                                           287           61
                                                                                                          ---------    ---------
                               Total current liabilities                                                      5,032        4,328

                        Long-term debt (Note 14)                                                              4,173        4,222
                        Deferred income taxes (Note 11)                                                       2,020        1,839
                        Employee benefits (Note 9)                                                            2,415        2,809
                        Deferred credits and other liabilities                                                  724          691
                        Preferred stock of subsidiary (Note 22)                                                 250          250
                        USX obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely junior subordinated
                         convertible debentures of USX (Note 22)                                                183          183

                        Minority interest in Marathon Ashland Petroleum LLC (Note 3)                          1,840        1,753

                        Stockholders' Equity (Details on pages U-6 and U-7)
                        Preferred stock (Note 23) -
                         6.50% Cumulative Convertible issued - 2,413,487 shares and
                           2,715,287 shares ($121 and $136 liquidation preference, respectively)                  2            3
                        Common stocks:
                         Marathon Stock issued - 312,165,978 shares and 311,767,181 shares
                           (par value $1 per share, authorized 550,000,000 shares)                              312          312
                         Steel Stock issued - 88,767,395 shares and 88,397,714 shares
                           (par value $1 per share, authorized 200,000,000 shares)                               89           88
                         Securities exchangeable solely into Marathon Stock -
                           issued - 281,148 shares and 288,621 shares (Note 3)                                    -            -
                        Treasury common stock, at cost -
                         Marathon Stock - 3,899,714 shares and -0- shares                                      (104)           -
                        Additional paid-in capital                                                            4,676        4,673
                        Deferred compensation                                                                    (8)           -
                        Retained earnings                                                                     1,847        1,807
                        Accumulated other comprehensive income (loss)                                           (50)         (27)
                                                                                                          ---------    ---------
                               Total stockholders' equity                                                     6,764        6,856
                                                                                                          ---------    ---------
                               Total liabilities and stockholders' equity                                 $  23,401    $  22,931
                       ---------------------------------------------------------------------------------------------------------
                        The accompanying notes are an integral part of these consolidated financial statements.

                        Consolidated Statement of Cash Flows

                        (Dollars in millions)                                                    2000         1999         1998
                       -----------------------------------------------------------------------------------------------------------
                        Increase (decrease) in cash and cash equivalents

                        Operating activities:

                        Net income                                                           $     411    $     698    $     674
                        Adjustments to reconcile to net cash provided
                         from operating activities:
                           Extraordinary losses                                                      -            7            -
                           Minority interest in income of
                             Marathon Ashland Petroleum LLC                                        498          447          249
                           Depreciation, depletion and amortization                              1,605        1,254        1,224
                           Exploratory dry well costs                                               86          109          186
                           Inventory market valuation charges (credits)                              -         (551)         267
                           Pensions and other postretirement benefits                             (778)        (220)        (181)
                           Deferred income taxes                                                   149          212          184
                           Gain on ownership change in
                             Marathon Ashland Petroleum LLC                                        (12)         (17)        (245)
                           Net (gains) losses on disposal of assets                                739          (21)         (82)
                           Changes in: Current receivables  - sold                                   -         (320)         (30)
                                                            - operating turnover                  (375)        (988)         451
                                        Inventories                                                (46)         (77)          (6)
                                        Current accounts payable and accrued expenses              182        1,251         (497)
                           All other - net                                                          72          152         (172)
                                                                                              ---------    ---------    ---------
                              Net cash provided from operating activities                        2,531        1,936        2,022
                                                                                              ---------    ---------    ---------
                        Investing activities:

                        Capital expenditures                                                    (1,669)      (1,665)      (1,580)
                        Acquisitions - U. S. Steel Kosice s.r.o., net of cash acquired of $59      (10)           -            -
                                     - Tarragon Oil and Gas Limited                                  -            -         (686)
                        Disposal of assets                                                         560          366           86
                        Restricted cash - withdrawals                                              273           60          241
                                        - deposits                                                (270)         (61)         (67)
                        Investees - investments                                                   (100)         (74)        (115)
                                  - loans and advances                                             (16)         (70)        (104)
                                  - returns and repayments                                          10            1           71
                        All other - net                                                             29          (25)          (4)
                                                                                              ---------    ---------    ---------
                              Net cash used in investing activities                             (1,193)      (1,468)      (2,158)
                                                                                              ---------    ---------    ---------
                        Financing activities:

                        Commercial paper and revolving credit arrangements - net                    62         (381)         724
                        Other debt - borrowings                                                    273          810        1,036
                                    - repayments                                                  (339)        (242)      (1,445)
                        Common stock    - issued                                                     -           89          668
                                        - repurchased                                             (105)           -         (195)
                        Treasury common stock reissued                                               1            -            -
                        Preferred stock repurchased                                                (12)          (2)          (8)
                        Dividends paid                                                            (371)        (354)        (342)
                        Distributions to minority shareholder of
                         Marathon Ashland Petroleum LLC                                           (420)        (400)        (211)
                                                                                              ---------    ---------    ---------
                              Net cash provided from (used in) financing activities               (911)        (480)         227
                                                                                              ---------    ---------    ---------
                        Effect of exchange rate changes on cash                                     (1)          (1)           1
                                                                                              ---------    ---------    ---------
                        Net increase (decrease) in cash and cash equivalents                       426          (13)          92

                        Cash and cash equivalents at beginning of year                             133          146           54
                                                                                              ---------    ---------    ---------
                        Cash and cash equivalents at end of year                             $     559    $     133    $     146
                       -----------------------------------------------------------------------------------------------------------
                        See Note 16, for supplemental cash flow information.
                        The accompanying notes are an integral part of these consolidated financial statements.

          Consolidated Statement of Stockholders' Equity

          USX has two classes of common stock: USX - Marathon Group Common Stock (Marathon Stock) and USX - U. S. Steel Group Common Stock (Steel Stock), which are intended to reflect the performance of the Marathon and U. S. Steel Groups, respectively. (See Note 8, for a description of the two Groups.) During 1998, USX issued 878,074 Exchangeable Shares (exchangeable solely into Marathon Stock) related to the purchase of Tarragon Oil and Gas Limited. (See Note 3.)
               On all matters where the holders of Marathon Stock and Steel Stock vote together as a single class, Marathon Stock has one vote per share and Steel Stock has a fluctuating vote per share based on the relative market value of a share of Steel Stock to the market value of a share of Marathon Stock. In the event of a disposition of all or substantially all the properties and assets of the U. S. Steel Group, USX must either distribute the net proceeds to the holders of the Steel Stock as a special dividend or in redemption of the stock, or exchange the Steel Stock for the Marathon Stock. In the event of liquidation of USX, the holders of the Marathon Stock and Steel Stock will share in the funds remaining for common stockholders based on the relative market capitalization of the respective Marathon Stock and Steel Stock to the aggregate market capitalization of both classes of common stock.

                                                                            Dollars in millions           Shares in thousands
                                                                       ------------------------------  ----------------------------
                                                                          2000      1999      1998       2000       1999      1998
          -------------------------------------------------------------------------------------------------------------------------
           Preferred stock (Note 23) -
            6.50% Cumulative Convertible:
              Balance at beginning of year                             $     3    $    3    $    3       2,715     2,768     2,962
              Repurchased                                                   (1)        -         -        (302)      (53)     (194)
                                                                       -------    ------    ------     -------    ------   -------
              Balance at end of year                                   $     2    $    3    $    3       2,413     2,715     2,768
          -------------------------------------------------------------------------------------------------------------------------
           Common stocks:
            Marathon Stock:
              Balance at beginning of year                             $   312    $  308    $  289     311,767   308,459   288,786
              Issued in public offering                                      -         -        17           -        67    17,000
              Issued for:
               Employee stock plans                                          -         3         2         391     2,903     2,236
               Dividend Reinvestment and
                 Direct Stock Purchase Plan                                  -         -         -           -       120        66
               Exchangeable Shares                                           -         1         -           8       218       371
                                                                       -------    ------    ------     -------    ------   -------
              Balance at end of year                                   $   312    $  312    $  308     312,166   311,767   308,459
          -------------------------------------------------------------------------------------------------------------------------
            Steel Stock:
              Balance at beginning of year                             $    88    $   88    $   86      88,398    88,336    86,578
              Issued for:
               Employee stock plans                                          1         -         2         369        62     1,733
               Dividend Reinvestment and
                 Direct Stock Purchase Plan                                  -         -         -           -         -        25
                                                                       -------    ------    ------     -------    ------   -------
              Balance at end of year                                   $    89    $   88    $   88      88,767    88,398    88,336
          -------------------------------------------------------------------------------------------------------------------------
            Securities exchangeable solely into
             Marathon Stock:
              Balance at beginning of year                             $     -    $    1    $    -         289       507         -
              Issued to acquire Tarragon stock                               -         -         1           -         -       878
              Exchanged for Marathon Stock                                   -        (1)        -          (8)     (218)     (371)
                                                                       -------    ------    ------     -------    ------   -------
              Balance at end of year                                   $     -    $    -    $    1         281       289       507
          -------------------------------------------------------------------------------------------------------------------------
           Treasury common stock, at cost -
             Marathon Stock:
              Balance at beginning of year                             $     -    $    -    $    -           -         -         -
              Repurchased                                                 (105)        -         -      (3,957)        -         -
              Reissued for:
               Employee stock plans                                          1         -         -          43         -         -
               Non-employee Board of Directors
                 deferred compensation plan                                  -         -         -          14         -         -
                                                                       -------    ------    ------     -------    ------   -------
              Balance at end of year                                   $  (104)   $    -    $    -      (3,900)        -         -
          -------------------------------------------------------------------------------------------------------------------------

                        (Table continued on next page)

                                                                          Stockholders' Equity            Comprehensive Income
                                                                       ---------------------------      ------------------------
                        (Dollars in millions)                            2000      1999       1998      2000      1999      1998
                       -----------------------------------------------------------------------------------------------------------
                        Additional paid-in capital:
                         Balance at beginning of year                  $4,673    $4,587    $ 3,924
                         Marathon Stock issued                              9        92        598
                         Steel Stock issued                                 5         2         57
                         Exchangeable Shares:
                           Issued                                           -         -         28
                           Exchanged for Marathon Stock                     -        (6)       (12)
                         Repurchase of 6.50% preferred stock              (11)       (2)        (8)
                                                                      -------   -------    -------
                         Balance at end of year                        $4,676    $4,673    $ 4,587
                        --------------------------------------------------------------------------
                        Deferred compensation (Note 17)                $   (8)   $    -    $    (1)
                        --------------------------------------------------------------------------
                        Retained earnings:
                         Balance at beginning of year                  $1,807    $1,467    $ 1,138
                         Net income                                       411       698        674   $  411     $  698    $   674
                         Dividends on preferred stock                      (8)       (9)        (9)
                         Dividends on Marathon Stock
                           (per share:  $.88 in 2000 and
                              $.84 in 1999 and 1998)                     (274)     (261)      (248)
                         Dividends on Steel Stock
                           (per share $1.00)                              (89)      (88)       (88)
                                                                       ------    ------    -------
                         Balance at end of year                        $1,847    $1,807    $ 1,467
                        --------------------------------------------------------------------------
                        Accumulated other comprehensive income (loss):
                         Minimum pension liability adjustments:
                           Balance at beginning of year                $  (10)  $   (37)   $   (32)
                           Changes during year, net of taxes/(a)/         (11)       27         (5)     (11)        27         (5)
                                                                       -------  -------    -------
                           Balance at end of year                         (21)      (10)       (37)
                                                                       ------   -------    -------
                         Foreign currency translation adjustments:
                           Balance at beginning of year                $  (17)   $  (11)   $    (8)
                           Changes during year, net of taxes/(a)/         (12)       (6)        (3)     (12)        (6)        (3)
                                                                       ------    ------    -------
                           Balance at end of year                         (29)      (17)       (11)
                                                                       ------    ------    -------
                         Unrealized holding losses on investments:
                           Balance at beginning of year                $    -    $    -    $     3
                           Changes during year, net of taxes/(a)/           -        (1)         2        -         (1)         2
                           Reclassification adjustment
                             included in net income                         -         1         (5)       -          1         (5)
                                                                       ------    -------   -------
                           Balance at end of year                           -         -          -
                        --------------------------------------------------------------------------
                               Total balances at end of year           $  (50)   $  (27)   $   (48)
                        ---------------------------------------------------------------------------------------------------------
                                 Total comprehensive income/(b)/                                     $  388     $  719    $   663
                        ---------------------------------------------------------------------------------------------------------
                        Total stockholders' equity                     $6,764    $6,856    $ 6,405
                        --------------------------------------------------------------------------
                        /(a)/ Related income tax provision (credit):     2000      1999       1998
                                                                        -----    ------    -------
                             Minimum pension liability adjustments     $    4    $  (13)   $     3
                             Foreign currency translation adjustments      (4)        3          4
                             Unrealized holding gains on investments        -         -          2

                        /(b)/ Total comprehensive income (loss) by
                            Group:
                             Marathon Group                            $  419    $  660    $   306
                             U. S. Steel Group                            (31)       59        357
                                                                       ------    ------    -------
                               Total                                   $  388    $  719    $   663
                                                                       ======    ======    =======

 The accompanying notes are an integral part of these consolidated financial statements.

                  Notes to Consolidated Financial Statements

1.   Summary of Principal Accounting Policies

               Principles applied in consolidation - The consolidated financial statements include the accounts of USX Corporation and the majority-owned subsidiaries which it controls (USX).

                    Investments in unincorporated oil and gas joint ventures,
               undivided interest pipelines and jointly owned gas processing plants are consolidated on a pro rata basis.

                    Investments in entities over which USX has significant
               influence are accounted for using the equity method of accounting and are carried at USX's share of net assets plus loans and advances.

                    Investments in companies whose stock is publicly traded are carried generally at market value. The difference between the cost of these investments and market value is recorded in other comprehensive income (net of tax). Investments in companies whose stock has no readily determinable fair value are carried at cost.

                    Dividend and investee income includes USX's proportionate
               share of income from equity method investments and dividend income from other investments. Dividend income is recognized when dividend payments are received.

                    Gains or losses from a change in ownership of a consolidated subsidiary or an unconsolidated investee are recognized in the period of change.

               Use of estimates - Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Significant items subject to such estimates and assumptions include the carrying value of long-lived assets; valuation allowances for receivables, inventories and deferred income tax assets; environmental liabilities; liabilities for potential tax deficiencies and potential litigation claims and settlements; and assets and obligations related to employee benefits. Additionally, certain estimated liabilities are recorded when management commits to a plan to close an operating facility or to exit a business activity. Actual results could differ from the estimates and assumptions used.

               Revenue recognition - Revenues are recognized generally when products are shipped or services are provided to customers, the sales price is fixed and determinable, and collectibility is reasonably assured. Costs associated with revenues, including shipping and other transportation costs, are recorded in cost of revenues. Matching buy/sell transactions settled in cash are recorded in both revenues and cost of revenues as separate sales and purchase transactions, with no net effect on income. USX follows the sales method of accounting for gas production imbalances and would recognize a liability if the existing proved reserves were not adequate to cover the current imbalance situation.

               Cash and cash equivalents - Cash and cash equivalents include cash on hand and on deposit and investments in highly liquid debt instruments with maturities generally of three months or less.

               Inventories - Inventories are carried at lower of cost or market. Cost of inventories is determined primarily under the last-in, first-out (LIFO) method.

               Derivative instruments - USX uses commodity-based and foreign currency derivative instruments to manage its exposure to price risk. Management is authorized to use futures, forwards, swaps and options related to the purchase, production or sale of crude oil, natural gas, refined products, nonferrous metals and electricity. While USX's risk management activities generally reduce market risk exposure due to unfavorable commodity price changes for raw material purchases and products sold, such activities can also encompass strategies which assume price risk.

                    Commodity-Based Hedging Transactions - For transactions that qualify for hedge accounting, the resulting gains or losses are deferred and subsequently recognized in income from operations, as a component of revenues or cost of revenues, in the same period as the underlying physical transaction. To qualify for hedge accounting, derivative positions cannot remain open if the underlying physical market risk has been removed. If such derivative positions remain in place, they would be marked-to-market and accounted for as trading or other activities. Recorded deferred gains or losses are reflected within other current and noncurrent assets or accounts payable and deferred credits and other liabilities, as appropriate.

                    Commodity-Based Trading and Other Activities - Derivative instruments used for trading and other activities are marked-to-market and the resulting gains or losses are recognized in the current period within income from operations. This category also includes the use of derivative instruments that have no offsetting underlying physical market risk.

                    Foreign Currency Transactions - USX uses forward exchange contracts to manage currency risks. Gains or losses related to firm commitments are deferred and recognized concurrent with the underlying transaction. All other gains or losses are recognized in income in the current period as revenues, cost of revenues, interest income or expense, or other income, as appropriate. Forward exchange contracts are recorded as receivables or payables, as appropriate.

               Exploration and development - USX follows the successful efforts method of accounting for oil and gas exploration and development.

               Long-lived assets - Except for oil and gas producing properties, depreciation is generally computed on the straight-line method based upon estimated lives of assets. USX's method of computing depreciation for domestic steel producing assets modifies straight-line depreciation based on the level of production. The modification factors range from a minimum of 85% at a production level below 81% of capability, to a maximum of 105% for a 100% production level. No modification is made at the 95% production level, considered the normal long-range level.

                    Depreciation and depletion of oil and gas producing
               properties are computed using predetermined rates based upon estimated proved oil and gas reserves applied on a units-of-production method. Depletion of mineral properties, other than oil and gas, is based on rates which are expected to amortize cost over the estimated tonnage of minerals to be removed.

                    USX evaluates impairment of its oil and gas producing assets primarily on a field-by-field basis using undiscounted cash flows based on total proved reserves. Other assets are evaluated on an individual asset basis or by logical groupings of assets. Assets deemed to be impaired are written down to their fair value, including any related goodwill, using discounted future cash flows and, if available, comparable market values.

                    When long-lived assets depreciated on an individual basis
               are sold or otherwise disposed of, any gains or losses are reflected in income. Gains on disposal of long-lived assets are recognized when earned, which is generally at the time of closing. If a loss on disposal is expected, such losses are recognized when long-lived assets are reclassified as assets held for sale. Proceeds from disposal of long-lived assets depreciated on a group basis are credited to accumulated depreciation, depletion and amortization with no immediate effect on income.

               Major maintenance activities - USX incurs planned major maintenance costs primarily for refinery turnarounds in the Marathon Group and blast furnace relines in the U. S. Steel Group. Costs associated with refinery turnarounds are expensed in the same annual period as incurred; however, estimated annual turnaround costs are recognized in income throughout the year on a pro rata basis. Costs associated with blast furnace relines are separately capitalized in property, plant and equipment. Such costs are amortized over their estimated useful life, which is generally the period until the next scheduled reline.

               Environmental liabilities - USX provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Generally, the timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action. Remediation liabilities are accrued based on estimates of known environmental exposure and are discounted in certain instances. If recoveries of remediation costs from third parties are probable, a receivable is recorded. Estimated abandonment and dismantlement costs of offshore production platforms are accrued based on production of estimated proved oil and gas reserves.

               Postemployment benefits - USX recognizes an obligation to provide postemployment benefits, primarily for disability-related claims covering indemnity and medical payments. The obligation for these claims and the related periodic costs are measured using actuarial techniques and assumptions, including an appropriate discount rate, analogous to the required methodology for measuring pension and other postretirement benefit obligations. Actuarial gains and losses are deferred and amortized over future periods.

               Insurance - USX is insured for catastrophic casualty and certain property and business interruption exposures, as well as those risks required to be insured by law or contract. Costs resulting from noninsured losses are charged against income upon occurrence.

               Reclassifications - Certain reclassifications of prior years' data have been made to conform to 2000 classifications.


--------------------------------------------------------------------------------
2.   New Accounting Standards

               In the fourth quarter of 2000, USX adopted the following accounting pronouncements primarily related to the classification of items in the financial statements. The adoption of these new pronouncements had no net effect on the financial position or results of operations of USX, although they required reclassifications of certain amounts in the financial statements, including all prior periods presented.

                    .  In December 1999, the Securities and Exchange Commission
                       (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition in Financial Statements," which summarizes the SEC staff's interpretations of generally accepted accounting principles related to revenue recognition and classification.

                    . In 2000, the Emerging Issues Task Force of the Financial Accounting Standards Board (EITF) issued EITF Consensus No. 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent," which addresses whether certain items should be reported as a reduction of revenue or as a component of both revenues and cost of revenues, and EITF Consensus No. 00-10 "Accounting for Shipping and Handling Fees and Costs," which addresses the classification of costs incurred for shipping goods to customers.

                    . In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS 140). SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures. USX adopted certain recognition and reclassification provisions of SFAS 140, which were effective for fiscal years ending after December 15, 2000. The remaining provisions of SFAS 140 are effective after March 31, 2001.

                    In June 1998, the Financial Accounting Standards Board
               issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), which later was amended by SFAS Nos. 137 and 138. This Standard requires recognition of all derivatives as either assets or liabilities at fair value. Changes in fair value will be reflected in either current period net income or other comprehensive income, depending on the designation of the derivative instrument. USX may elect not to designate a derivative instrument as a hedge even if the strategy would be expected to qualify for hedge accounting treatment. The adoption of SFAS No. 133 will change the timing of recognition for derivative gains and losses as compared to previous accounting standards.

                    USX will adopt the Standard effective January 1, 2001. The transition adjustment resulting from the adoption of SFAS No. 133 will be reported as a cumulative effect of a change in accounting principle. The unfavorable cumulative effect on net income, net of tax, is expected to approximate $9 million. The unfavorable cumulative effect on other comprehensive income, net of tax, will approximate $7 million. The amounts reported as other comprehensive income will be reflected in net income when the anticipated physical transactions are consummated. It is not possible to estimate the effect that this Standard will have on future results of operations.

-------------------------------------------------------------------------------
3. Business Combinations

               On November 24, 2000, USX acquired U. S. Steel Kosice s.r.o.
               (USSK), which is located in the Slovak Republic. USSK was formed in June 2000 to hold the steel operations and related assets of VSZ a.s. (VSZ), a diversified Slovak corporation. The cash purchase price was $69 million. Additional payments to VSZ of not less than $25 million and up to $75 million are contingent upon the future performance of USSK. Additionally, $325 million of debt was included with the acquisition. The acquisition was accounted for under the purchase method of accounting. The 2000 results of operations include the operations of USSK from the date of acquisition.

                    Prior to this transaction, USX and VSZ were equal partners in VSZ U. S. Steel s.r.o. (VSZUSS), a tin mill products manufacturer. The assets of USSK included VSZ's interest in VSZUSS. The acquisition of the remaining interest in VSZUSS was accounted for under the purchase method of accounting. Previously, USX had accounted for its investment in VSZUSS under the equity method of accounting.

                    VSZ did not provide historical carve-out financial
               information for its steel activities prepared in accordance with generally accepted accounting principles in the United States. USX was unable to fully determine the effects of transfer pricing, intercompany eliminations and expense allocations in order to prepare such carve-out information from Slovak statutory reports and VSZ internal records. USX broadly estimates that the unaudited pro forma effect on its 2000 and 1999 revenues, giving effect to the acquisition as if it had been consummated at the beginning of those periods, would have been to increase revenues in each period by approximately $1 billion. USX cannot determine the unaudited pro forma effect on its 2000 and 1999 net income. In any event, historical pro forma information is not necessarily indicative of future results of operations.

                    In August 1998, Marathon Oil Company (Marathon) acquired
               Tarragon Oil and Gas Limited (Tarragon), a Canadian oil and gas exploration and production company. Securityholders of Tarragon received, at their election, Cdn$14.25 for each Tarragon share, or the economic equivalent in Exchangeable Shares of an indirect Canadian subsidiary of Marathon, which are exchangeable solely on a one-for-one basis into Marathon Stock. The purchase price included cash payments of $686 million, issuance of 878,074 Exchangeable Shares valued at $29 million and the assumption of $345 million in debt.

                    The Exchangeable Shares are exchangeable at the option of
               the holder at any time and automatically redeemable on August 11, 2003 (and, in certain circumstances, as early as August 11, 2001). The holders of Exchangeable Shares are entitled to receive declared dividends equivalent to dividends declared from time to time by USX on Marathon Stock.

                    USX accounted for the acquisition using the purchase method of accounting. The 1998 results of operations include the operations of Marathon Canada Limited, formerly known as Tarragon, commencing August 12, 1998.

                    During 1997, Marathon and Ashland Inc. (Ashland) agreed to combine the major elements of their refining, marketing and transportation (RM&T) operations. On January 1, 1998, Marathon transferred certain RM&T net assets to Marathon Ashland Petroleum LLC (MAP), a new consolidated subsidiary. Also on January 1, 1998, Marathon acquired certain RM&T net assets from Ashland in exchange for a 38% interest in MAP. The acquisition was accounted for under the purchase method of accounting. The purchase price was determined to be $1.9 billion, based upon an external valuation. The change in Marathon's ownership interest in MAP resulted in a gain of $245 million in 1998. In accordance with MAP closing agreements, Marathon and Ashland have made capital contributions to MAP for environmental improvements. The closing agreements stipulate that ownership interests in MAP will not be adjusted as a result of such contributions. Accordingly, Marathon recognized a gain on ownership change of $12 million in 2000 and $17 million in 1999.

                    In connection with the formation of MAP, Marathon and
               Ashland entered into a Limited Liability Company Agreement dated January 1, 1998 (the LLC Agreement). The LLC Agreement provides for an initial term of MAP expiring on December 31, 2022 (25 years from its formation). The term will automatically be extended for ten-year periods, unless a termination notice is given by either party.

                    Also in connection with the formation of MAP, the parties
               entered into a Put/Call, Registration Rights and Standstill Agreement (the Put/Call Agreement). The Put/Call Agreement provides that at any time after December 31, 2004, Ashland will have the right to sell to Marathon all of Ashland's ownership interest in MAP, for an amount in cash and/or Marathon or USX debt or equity securities equal to the product of 85% (90% if equity securities are used) of the fair market value of MAP at that time, multiplied by Ashland's percentage interest in MAP. Payment could be made at closing, or at Marathon's option, in three equal annual installments, the first of which would be payable at closing. At any time after December 31, 2004, Marathon will have the right to purchase all of Ashland's ownership interests in MAP, for an amount in cash equal to the product of 115% of the fair market value of MAP at that time, multiplied by Ashland's percentage interest in MAP.

-------------------------------------------------------------------------------
4. Transactions Between MAP and Ashland

               At December 31, 2000 and 1999, MAP had current receivables from Ashland of $35 million and $26 million, respectively, and current payables to Ashland of $2 million.

                    MAP has a $190 million revolving credit agreement with
               Ashland. Interest on borrowings is based on defined short-term market rates. At December 31, 2000 and 1999, there were no borrowings against this facility.

                    During 2000, 1999 and 1998, MAP's sales to Ashland,
               consisting primarily of petroleum products, were $285 million, $198 million and $190 million, respectively, and MAP's purchases of products and services from Ashland were $26 million, $22 million and $47 million, respectively. These transactions were conducted under terms comparable to those with unrelated parties.

--------------------------------------------------------------------------------
5. Discontinued Operations

               Effective October 31, 1997, USX sold its stock in Delhi Gas Pipeline Corporation and other subsidiaries of USX that comprised all of the Delhi Group. USX elected to use the net proceeds of $195 million, or $20.60 per share, to redeem all shares of Delhi Stock. The net proceeds were distributed to the Delhi shareholders on January 26, 1998. After the redemption, 50,000,000 shares of Delhi Stock remain authorized but unissued.

-------------------------------------------------------------------------------
6. Other Items

                (In millions)                                                      2000          1999           1998
               -----------------------------------------------------------------------------------------------------------
                Net interest and other financial costs

                   Interest and other financial income:
                      Interest income                                           $     29       $     16       $    35
                      Other                                                            5            (13)            4
                                                                                --------       --------       -------
                         Total                                                        34              3            39
                                                                                --------       --------       -------
                   Interest and other financial costs:
                      Interest incurred                                              328            326           325
                      Less interest capitalized                                       19             26            46
                                                                                --------       --------       -------
                       Net interest                                                  309            300           279
                      Interest on tax issues                                          17             20            21
                      Financial costs on trust preferred securities                   13             13            13
                      Financial costs on preferred stock of subsidiary                22             22            22
                      Amortization of discounts                                        3              3             6
                      Expenses on sales of accounts receivable                         -             15            21
                      Adjustment to settlement value of indexed debt                   -            (13)          (44)
                      Other                                                           11              5             -
                                                                                --------       --------       -------
                         Total                                                       375            365           318
                                                                                --------       --------      --------
                   Net interest and other financial costs                       $    341       $    362       $   279
               -----------------------------------------------------------------------------------------------------------

               Foreign currency transactions

                    For 2000, 1999 and 1998, the aggregate foreign currency transaction gains (losses) included in determining net income were $37 million, $(12) million and $13 million, respectively.

               Consumer excise taxes

                    Included in revenues and costs and expenses for 2000, 1999 and 1998 were $4,344 million, $3,973 million and $3,824 million, respectively, representing consumer excise taxes on petroleum products and merchandise.

-------------------------------------------------------------------------------
7. Extraordinary Losses

               In 1999, USX irrevocably deposited with a trustee the entire 5.5 million common shares it owned in RTI International Metals, Inc.
               (RTI). The deposit of the shares resulted in the satisfaction of USX's obligation under its 6 3/4% Exchangeable Notes (indexed debt) due February 1, 2000.Under the terms of the indenture, the trustee exchanged one RTI share for each note at maturity. All shares were required for satisfaction of the indexed debt; therefore, none reverted back to USX.

                    As a result of the above transaction, USX recorded in 1999 an extraordinary loss of $5 million, net of a $3 million income tax benefit, representing prepaid interest expense and the write-off of unamortized debt issue costs, and a pretax charge of $22 million, representing the difference between the carrying value of the investment in RTI and the carrying value of the indexed debt, which is included in net gains (losses) on disposal of assets. Since USX's investment in RTI was attributed to the U. S. Steel Group, the indexed debt was also attributed to the U. S. Steel Group.

                    In 1999, Republic Technologies International, LLC, an equity investee of USX, recorded an extraordinary loss related to the early extinguishment of debt. As a result, USX recorded an extraordinary loss of $2 million, net of a $1 million income tax benefit, representing its share of the extraordinary loss.

--------------------------------------------------------------------------------
8. Group and Segment Information

USX has two classes of common stock: Marathon Stock and Steel Stock, which are intended to reflect the performance of the Marathon Group and the U. S. Steel Group, respectively. A description of each group and its products and services is as follows:

     Marathon Group - The Marathon Group includes Marathon Oil Company and certain other subsidiaries of USX. Marathon Group revenues as a percentage of total consolidated USX revenues were 85% in 2000, 81% in 1999 and 77% in 1998.

     U. S. Steel Group - The U. S. Steel Group consists of U. S. Steel, the largest domestic integrated steel producer and U. S. Steel operations in the Slovak Republic. U. S. Steel Group revenues as a percentage of total consolidated USX revenues were 15% in 2000, 19% in 1999 and 23% in 1998.

Group Operations:

                                                               Income               Net
                                                                From              Income             Capital
(In millions)                  Year        Revenues          Operations           (Loss)          Expenditures          Assets
----------------------------------------------------------------------------------------------------------------------------------
Marathon Group                 2000      $    34,487        $     1,648         $      432         $    1,425         $   15,232
                               1999           23,590              1,713                654              1,378             15,674
                               1998           21,274                938                310              1,270             14,544
----------------------------------------------------------------------------------------------------------------------------------
U. S. Steel Group              2000            6,090                104                (21)               244              8,711
                               1999            5,536                150                 44                287              7,525
                               1998            6,378                579                364                310              6,749
----------------------------------------------------------------------------------------------------------------------------------
Eliminations                   2000              (77)                 -                  -                  -               (542)
                               1999              (58)                 -                  -                  -               (268)
                               1998              (23)                 -                  -                  -               (160)
----------------------------------------------------------------------------------------------------------------------------------
Total USX                      2000      $    40,500        $     1,752         $      411         $    1,669         $   23,401
  Corporation                  1999           29,068              1,863                698              1,665             22,931
                               1998           27,629              1,517                674              1,580             21,133
----------------------------------------------------------------------------------------------------------------------------------

Revenues by Product:
(In millions)                                                                        2000          1999           1998
-------------------------------------------------------------------------------------------------------------------------
Marathon Group
  Refined products                                                              $   22,514    $   15,181     $   12,852
  Merchandise                                                                        2,441         2,194          1,941
  Liquid hydrocarbons                                                                6,856         4,587          5,023
  Natural gas                                                                        2,518         1,429          1,187
  Transportation and other products                                                    158           199            271
-------------------------------------------------------------------------------------------------------------------------
U. S. Steel Group
  Sheet and semi-finished steel products                                        $    3,288    $    3,433     $    3,598
  Tubular, plate and tin mill products                                               1,731         1,140          1,546
  Raw materials (coal, coke and iron ore)                                              626           549            744
  Other/(a)/                                                                           445           414            490
-------------------------------------------------------------------------------------------------------------------------

/(a)/ Includes revenue from the sale of steel production by-products, engineering and consulting services, real estate development and resource management.

Operating Segments:

USX's reportable operating segments are business units within the Marathon and
U. S. Steel Groups, each providing their own unique products and services. Each operating segment is independently managed and requires different technology and marketing strategies. Segment income represents income from operations allocable to operating segments. The following items included in income from operations are not allocated to operating segments:

      .  Gain on ownership change in MAP

      . Net pension credits associated with the U. S. Steel Group's pension plan assets and liabilities

      .  Certain costs related to former U. S. Steel Group business activities

      . Certain general and administrative costs related to all Marathon Group operating segments in excess of amounts billed to MAP under service contracts and amounts charged out to operating segments under Marathon's shared services procedures

      . USX corporate general and administrative costs. These costs primarily consist of employment costs including pension effects, professional services, facilities and other related costs associated with corporate activities.

      .  Inventory market valuation adjustments

      . Certain other items not allocated to operating segments for business performance reporting purposes (see (a) in reconcilement table on page U-15)

     The Marathon Group's operations consist of three reportable operating segments: 1) Exploration and Production (E&P) - explores for and produces crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation (RM&T) - refines, markets and transports crude oil and petroleum products, primarily in the Midwest and southeastern United States through MAP; and 3) Other Energy Related Businesses (OERB). Other Energy Related Businesses is an aggregation of two segments which fall below the quantitative reporting thresholds: 1) Natural Gas and Crude Oil Marketing and Transportation - markets and transports its own and third-party natural gas and crude oil in the United States; and 2) Power Generation - develops, constructs and operates independent electric power projects worldwide. The U. S. Steel Group consists of two reportable operating segments: 1) Domestic Steel and 2) U. S. Steel Kosice
(USSK). Domestic Steel includes the United States operations of U. S. Steel, while USSK includes the U. S. Steel Kosice operations in the Slovak Republic. Domestic Steel is engaged in the domestic production and sale of steel mill products, coke and taconite pellets; the management of mineral resources; coal mining; engineering and consulting services; and real estate development and management. USSK is engaged in the production and sale of steel mill products and coke and primarily serves European markets.

     Information on assets by segment is not provided as it is not reviewed by the chief operating decision maker.

                                                                            Total                              Total
                                                                          Marathon    Domestic              U. S. Steel
(In millions)                             E&P        RM&T       OERB      Segments      Steel      USSK      Segments      Total
---------------------------------------------------------------------------------------------------------------------------------
2000
Revenues and other income:
  Customer                             $ 4,184    $ 28,693    $  1,550    $34,427    $  5,981    $     92    $  6,073   $ 40,500
  Intersegment/(a)/                        412          83          78        573           -           -           -        573
  Intergroup/(a)/                           30           1          29         60          17           -          17         77
  Equity in earnings (losses) of
   unconsolidated investees                 47          22          15         84          (8)          -          (8)        76
  Other                                     21          50          12         83          50           -          50        133
                                       --------    --------    --------   --------    --------    --------    --------   --------
     Total revenues and other income   $ 4,694    $ 28,849    $  1,684    $35,227    $  6,040    $     92    $  6,132   $ 41,359
                                       ========    ========    ========   ========    ========    ========    ========   ========
Segment income                         $ 1,535    $  1,273    $     38    $ 2,846    $     23    $      2    $     25   $  2,871
Significant noncash items included
   in segment income - depreciation,
   depletion and amortization/(b)/         723         315           3      1,041         285           4         289      1,330
Capital expenditures/(c)/                  742         656           2      1,400         239           5         244      1,644
---------------------------------------------------------------------------------------------------------------------------------
1999
Revenues and other income:
  Customer                             $ 2,856    $ 19,962    $    731    $23,549    $  5,519    $      -    $  5,519   $ 29,068
  Intersegment/(a)/                        202          47          40        289           -           -           -        289
  Intergroup/(a)/                           19           -          22         41          17           -          17         58
  Equity in earnings (losses) of
   unconsolidated investees                 (2)         17          26         41         (43)          -         (43)        (2)
  Other                                     30          50          15         95          46           -          46        141
                                       --------    --------    --------   --------    --------    --------    --------   --------
     Total revenues and other income   $ 3,105    $ 20,076    $    834    $24,015    $  5,539    $      -    $  5,539   $ 29,554
                                       ========    ========    ========   ========    ========    ========    ========   ========
Segment income                         $   618    $    611    $     61    $ 1,290    $     91    $      -    $     91   $  1,381
Significant noncash items included
   in segment income - depreciation,
   depletion and amortization/(b)/         638         280           5        923         304           -         304      1,227
Capital expenditures/(c)/                  744         612           4      1,360         286           -         286      1,646
---------------------------------------------------------------------------------------------------------------------------------
1998
Revenues and other income:
  Customer                             $ 1,905    $ 19,018    $    306    $21,229    $  6,374    $      -    $  6,374   $ 27,603
  Intersegment/(a)/                        144          10          17        171           -           -           -        171
  Intergroup/(a)/                           13           -           7         20           2           -           2         22
  Equity in earnings of
   unconsolidated investees                  2          12          14         28          46           -          46         74
  Other                                     26          40          11         77          55           -          55        132
                                       --------    --------    --------   --------    --------    --------    --------   --------
     Total revenues and other income   $ 2,090    $ 19,080    $    355    $21,525    $  6,477    $      -    $  6,477   $ 28,002
                                       ========    ========    ========   ========    ========    ========    ========   ========
Segment income                         $   278    $    896    $     33    $ 1,207    $    517    $      -    $    517   $  1,724
Significant noncash items included
   in segment income - depreciation,
   depletion and amortization/(b)/         581         272           6        859         283           -         283      1,142
Capital expenditures/(c)/                  839         410           8      1,257         305           -         305      1,562
---------------------------------------------------------------------------------------------------------------------------------

/(a)/ Intersegment and intergroup revenues and transfers were conducted under terms comparable to those with unrelated parties.
/(b)/ Differences between segment totals and consolidated totals represent amounts included in administrative expenses, international and domestic oil and gas property impairments and impairment of coal assets.
/(c)/ Differences between segment totals and consolidated totals represent amounts related to corporate administrative activities.

     The following schedules reconcile segment amounts to amounts reported in the Groups' financial statements:

                                                                 Marathon Group                         U. S. Steel Group
                                                     -------------------------------------   ------------------------------------
(In millions)                                            2000         1999         1998          2000         1999         1998
---------------------------------------------------------------------------------------------------------------------------------
Revenues and Other Income:
  Revenues and other income of
   reportable segments                               $  35,227    $   24,015    $  21,525    $   6,132    $   5,539    $   6,477
  Items not allocated to segments:
   Joint venture formation charges                        (931)            -            -            -            -            -
   Gain on ownership change in MAP                          12            17          245            -            -            -
   Losses on certain equity investments                      -             -            -            -          (69)           -
   Other                                                   124           (36)          24            -            -            -
  Elimination of intersegment revenues                    (573)         (289)        (171)           -            -            -
                                                     ----------   -----------   ----------   ----------   ----------   ----------
     Total Group revenues and other income           $  33,859    $   23,707    $  21,623    $   6,132    $   5,470    $   6,477
                                                     ==========   ===========   ==========   ==========   ==========   ==========
Income:
  Income for reportable segments                     $   2,846    $    1,290    $   1,207    $      25    $      91    $     517
  Items not allocated to segments:
   Joint venture formation charges                        (931)            -            -            -            -            -
   Gain on ownership change in MAP                          12            17          245            -            -            -
   Administrative expenses                                (136)         (108)        (106)         (25)         (17)         (24)
   Net pension credits                                       -             -            -          266          228          186
   Costs related to former business activities               -             -            -          (91)         (83)        (100)
   Inventory market valuation adjustments                    -           551         (267)           -            -            -
   Other/(a)/                                             (143)          (37)        (141)         (71)         (69)           -
                                                     ----------   -----------   ----------   ----------   ----------   ----------
     Total Group income from operations              $   1,648    $    1,713    $     938    $     104    $     150    $     579
---------------------------------------------------------------------------------------------------------------------------------

/(a)/ Represents in 2000, for the Marathon Group, certain oil and gas property impairments, net gains on certain asset sales and reorganization charges and for the U. S. Steel Group, impairment of coal assets. Represents in 1999, for the Marathon Group, primarily certain oil and gas property impairments, costs of a voluntary early retirement program and net losses on certain asset sales and, for the U. S. Steel Group, certain losses related to investments in equity investees. Represents in 1998 certain international oil and gas property impairments, certain suspended exploration well write-offs, a gas contract settlement and MAP transition charges.

Geographic Area:
     The information below summarizes the operations in different geographic areas. Transfers between geographic areas are at prices which approximate market.

                                                                           Revenues and Other Income
                                                             --------------------------------------------------
                                                               Within               Between
(In millions)                                Year          Geographic Areas     Geographic Areas         Total          Assets/(a)/
----------------------------------------------------------------------------------------------------------------------------------
Marathon Group:
      United States                          2000             $  32,239           $        -         $   32,239        $   6,711
                                             1999                22,716                    -             22,716            7,555
                                             1998                20,837                    -             20,837            7,659

      Canada                                 2000                   856                  899              1,755              940
                                             1999                   426                  521                947            1,112
                                             1998                   209                  368                577            1,094

      United Kingdom                         2000                   567                    -                567            1,698
                                             1999                   459                    -                459            1,581
                                             1998                   462                    -                462            1,739

      Other Foreign Countries                2000                   197                  188                385              310
                                             1999                   106                   88                194              735
                                             1998                   115                   52                167              468

      Eliminations                           2000                     -               (1,087)            (1,087)               -
                                             1999                     -                 (609)              (609)               -
                                             1998                     -                 (420)              (420)               -

      Total Marathon Group                   2000             $  33,859           $        -         $   33,859        $   9,659
                                             1999                23,707                    -             23,707           10,983
                                             1998                21,623                    -             21,623           10,960
---------------------------------------------------------------------------------------------------------------------------------
U. S. Steel Group:
      United States                          2000             $   6,027           $        -         $    6,027        $   2,745
                                             1999                 5,452                    -              5,452            2,889
                                             1998                 6,460                    -              6,460            3,043

      Foreign Countries                      2000                   105                    -                105              386
                                             1999                    18                    -                 18               63
                                             1998                    17                    -                 17               69

      Total U. S. Steel Group                2000             $   6,132           $        -         $    6,132        $   3,131
                                             1999                 5,470                    -              5,470            2,952
                                             1998                 6,477                    -              6,477            3,112
----------------------------------------------------------------------------------------------------------------------------------
Eliminations                                 2000             $     (77)          $        -         $      (77)       $       -
                                             1999                   (58)                   -                (58)               -
                                             1998                   (23)                   -                (23)               -
----------------------------------------------------------------------------------------------------------------------------------
Total USX Corporation                        2000             $  39,914           $        -         $   39,914        $  12,790
                                             1999                29,119                    -             29,119           13,935
                                             1998                28,077                    -             28,077           14,072
----------------------------------------------------------------------------------------------------------------------------------

/(a)/ Includes property, plant and equipment and investments.

--------------------------------------------------------------------------------
9. Pensions and Other Postretirement Benefits

         USX has noncontributory defined benefit pension plans covering substantially all U.S. employees. Benefits under these plans are primarily based upon years of service and final average pensionable earnings, or a minimum benefit based upon years of service, whichever is greater. In addition, pension benefits based upon a percent of total career pensionable earnings cover certain participating salaried employees.
                USX also has defined benefit retiree health care and life insurance plans (other benefits) covering most U.S. employees upon their retirement. Health care benefits are provided through comprehensive hospital, surgical and major medical benefit provisions or through health maintenance organizations, both subject to various cost sharing features. Life insurance benefits are provided to certain nonunion and union represented retiree beneficiaries primarily based on employees' annual base salary at retirement. For most U.S. union retirees, benefits are provided for the most part based on fixed amounts negotiated in labor contracts with the appropriate unions.

                                                                     Pension Benefits              Other Benefits
                                                                 -----------------------        ---------------------
           (In millions)                                             2000         1999            2000        1999
           ----------------------------------------------------------------------------------------------------------
           Change in benefit obligations
           Benefit obligations at January 1                        $ 7,584      $ 8,629         $  2,374   $  2,710
           Service cost                                                128          152               26         32
           Interest cost                                               572          540              184        169
           Plan amendments                                               6          399/(a)/           1        (30)
           Actuarial (gains) losses                                    551       (1,019)             306       (333)
           Plan mergers and acquisitions                                 -           56                -         11
           Settlements, curtailments and termination benefits          (99)        (329)              22          -
           Benefits paid                                              (883)        (844)            (189)      (185)
                                                                  ---------    ---------        ---------  ---------
           Benefit obligations at December 31                      $ 7,859      $ 7,584         $  2,724   $  2,374
           ----------------------------------------------------------------------------------------------------------
           Change in plan assets
           Fair value of plan assets at January 1                  $11,305      $11,574         $    281   $    265
           Actual return on plan assets                                131          865               26         20
           Plan merger and acquisitions                                 (1)          38                -          1
           Employer contributions                                        1            2              576/(b)/    34
           Trustee distributions/(c)/                                  (34)         (30)               -          -
           Settlements paid                                           (134)        (306)               -          -
           Benefits paid from plan assets                             (877)        (838)             (41)       (39)
                                                                  ---------    ---------        ---------  ---------
           Fair value of plan assets at December 31                $10,391      $11,305         $    842   $    281
           ----------------------------------------------------------------------------------------------------------
           Funded status of plans at December 31                   $ 2,532/(d)/ $ 3,721/(d)/    $ (1,882)  $ (2,093)
           Unrecognized net gain from transition                       (20)         (95)               -          -
           Unrecognized prior service costs (credits)                  778          880              (47)       (53)
           Unrecognized net actuarial gains                           (499)      (1,945)            (126)      (458)
           Additional minimum liability/(e)/                           (38)         (24)               -          -
                                                                  ---------    ---------        ---------  ---------
           Prepaid (accrued) benefit cost                          $ 2,753      $ 2,537         $ (2,055)  $ (2,604)

           ----------------------------------------------------------------------------------------------------------

        /(a)/ Results primarily from a five-year labor contract with the United Steelworkers of America ratified in August 1999.
        /(b)/ Includes for the U. S. Steel Group, contributions of $530 million to a Voluntary Employee Benefit Association trust, comprised of $30 million in contractual requirements and an elective contribution of $500 million. Also includes for the
               U. S. Steel Group, a $30 million elective contribution to the non-union retiree life insurance trust.
        /(c)/ Represents transfers of excess pension assets to fund retiree health care benefits accounts under Section 420 of the Internal Revenue Code.
        /(d)/ Includes several plans that have accumulated benefit obligations in excess of plan assets:
               Aggregate accumulated benefit obligations    (74)    $  (53)
               Aggregate projected benefit obligations      (92)       (76)
               Aggregate plan assets                          -          -
        /(e)/  Additional minimum liability recorded
                 was offset by the following:
                 Intangible asset                        $    6     $    9
                                                          ------     ------
                 Accumulated other comprehensive income
                  (losses):

                  Beginning of year                      $  (10)    $  (37)
                  Change during year (net of tax)           (11)        27
                                                          ------      ------
                  Balance at end of year                 $  (21)    $  (10)

               -------------------------------------------------------------

                                                                          Pension Benefits                Other Benefits
                                                                   -----------------------------  -------------------------------
                        (In millions)                                 2000      1999       1998      2000      1999        1998
                       -----------------------------------------------------------------------------------------------------------
                        Components of net periodic
                         benefit cost (credit)
                        Service cost                                $  128    $  152    $   119    $   26    $   32     $    27
                        Interest cost                                  572       540        544       184       169         172
                        Expected return on plan assets                (958)     (895)      (876)      (24)      (21)        (21)
                        Amortization  -net transition gain             (71)      (72)       (74)        -         -           -
                                      -prior service costs (credits)   102        87         75        (6)       (4)          1
                                      -actuarial (gains) losses        (53)        7          6       (26)       (5)        (13)
                        Multiemployer and other USX plans                5         5          6         9/(a)/    7/(a)/     13/(a)/
                        Settlement and termination (gains) losses       32/(b)/  (42)/(b)/   10/(b)/   21/(b)/    -           -
                                                                    -------   -------    -------   -------   -------     -------
                        Net periodic benefit cost (credit)          $ (243)   $ (218)   $  (190)   $  184    $  178     $   179
                       -----------------------------------------------------------------------------------------------------------

                 /(a)/ Represents payments to a multiemployer health care
                       benefit plan created by the Coal Industry Retiree Health Benefit Act of 1992 based on assigned beneficiaries receiving benefits. The present value of this unrecognized obligation is broadly estimated to be $84 million, including the effects of future medical inflation, and this amount could increase if additional beneficiaries are assigned.

                 /(b)/ Relates primarily to voluntary early retirement programs.

                                                                                  Pension Benefits              Other Benefits
                                                                              -----------------------        ---------------------
                                                                                  2000         1999            2000        1999
                       -----------------------------------------------------------------------------------------------------------
                        Weighted average actuarial assumptions at December 31:
                        Discount rate                                              7.5%         8.0%             7.5%       8.0%
                        Expected annual return on plan assets                      9.0%         8.6%             8.5%       8.5%
                        Increase in compensation rate                              4.1%         4.1%             4.1%       4.1%
                       -----------------------------------------------------------------------------------------------------------

                       For measurement purposes, a 7.6% annual rate of increase
                  in the per capita cost of covered health care benefits was assumed for 2001. The rate was assumed to decrease gradually to 5% in 2006 for the U. S. Steel Group and in 2007 for the Marathon Group and remain at that level thereafter.

                       A one-percentage-point change in assumed health care cost
                  trend rates would have the following effects:

                                                                                                 1-Percentage-      1-Percentage-
                        (In millions)                                                           Point Increase     Point Decrease
                       -----------------------------------------------------------------------------------------------------------
                        Effect on total of service and interest cost components                    $    25            $   (21)
                        Effect on other postretirement benefit obligations                             248               (209)
                       -----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
10. Leases

                  Future minimum commitments for capital leases (including sale-leasebacks accounted for as financings) and for operating leases having remaining noncancelable lease terms in excess of one year are as follows:

                                                                                                             Capital     Operating
                        (In millions)                                                                        Leases       Leases
                       -----------------------------------------------------------------------------------------------------------
                        2001                                                                              $      12    $     173
                        2002                                                                                     12          139
                        2003                                                                                     12           98
                        2004                                                                                     12           87
                        2005                                                                                     12          141
                        Later years                                                                              89          173
                        Sublease rentals                                                                          -          (80)
                                                                                                           ---------    ---------
                               Total minimum lease payments                                                     149     $    731
                                                                                                                        =========
                        Less imputed interest costs                                                              54
                                                                                                           ---------
                               Present value of net minimum lease payments
                                 included in long-term debt                                               $      95
                       -----------------------------------------------------------------------------------------------------------

                             Operating lease rental expense:

                        (In millions)                                                            2000         1999         1998
                       -----------------------------------------------------------------------------------------------------------
                         Minimum rental                                                      $     288    $     273    $     288
                         Contingent rental                                                          30           29           29
                         Sublease rentals                                                          (19)         (19)         (14)
                                                                                              ---------    ---------    ---------
                               Net rental expense                                            $     299    $     283    $     303
                       -----------------------------------------------------------------------------------------------------------

                       USX leases a wide variety of facilities and equipment
                 under operating leases, including land and building space, office equipment, production facilities and transportation equipment. Most long-term leases include renewal options and, in certain leases, purchase options. In the event of a change in control of USX, as defined in the agreements, or certain other circumstances, operating lease obligations totaling $104 million may be declared immediately due and payable.

--------------------------------------------------------------------------------------------------------------------------------
11. Income Taxes

                        Provisions (credits) for income taxes were:

                                                   2000                            1999                           1998
                                       -----------------------------    ---------------------------   ---------------------------
                        (In millions)   Current    Deferred    Total    Current  Deferred     Total    Current  Deferred   Total
                       -----------------------------------------------------------------------------------------------------------
                        Federal          $ 257      $ 196     $ 453      $ 107    $ 257      $ 364     $ 102     $ 168     $ 270
                        State and local     41          3        44          4        1          5        33        18        51
                        Foreign             55        (50)        5         26      (46)       (20)       (4)       (2)       (6)
                                         ------     ------    ------     ------   ------     ------    ------    ------    ------
                            Total        $ 353      $ 149     $ 502      $ 137    $ 212      $ 349     $ 131     $ 184     $ 315
                       -----------------------------------------------------------------------------------------------------------

                             A reconciliation of federal statutory tax rate (35%) to total provisions follows:
                        (In millions)                                                            2000       1999        1998
                       -----------------------------------------------------------------------------------------------------------
                        Statutory rate applied to income before income taxes                  $    320    $    369    $   346
                        Effects of foreign operations:
                         Impairment of deferred tax benefits                                       235           -          -
                         Adjustments to foreign valuation allowances                               (30)          -          -
                         All other, including foreign tax credits                                  (35)        (20)       (37)
                        State and local income taxes after federal income tax effects               29           3         33
                        Credits other than foreign tax credits                                     (10)        (10)       (12)
                        Excess percentage depletion                                                 (3)         (7)       (11)
                        Effects of partially owned companies                                        (5)         (5)        (4)
                        Dispositions of subsidiary investments                                       -           7          -
                        Adjustment of prior years' federal income taxes                             (6)          4         (5)
                        Other                                                                        7           8          5
                                                                                               --------    --------   --------
                              Total provisions                                                $    502    $    349    $   315
                       -----------------------------------------------------------------------------------------------------------

                              Deferred tax assets and liabilities resulted from the following:

                        (In millions)                                                 December 31           2000        1999
                       -----------------------------------------------------------------------------------------------------------
                        Deferred tax assets:
                         Minimum tax credit carryforwards                                                   $   39    $   131
                         State tax loss carryforwards (expiring in 2001 through 2020)                          125        122
                         Foreign tax loss carryforwards (portion of which expire in 2001 through 2015)         269        408
                         Employee benefits                                                                   1,028      1,204
                         Expected federal benefit for:
                           Crediting certain foreign deferred income taxes                                     315        530
                           Deducting state deferred income taxes                                                36         36
                         Receivables, payables and debt                                                         93         82
                         Contingency and other accruals                                                        226        202
                         Investments in foreign subsidiaries                                                    39         52
                         Other                                                                                  62         45
                         Valuation allowances:
                           Federal                                                                               -        (30)
                           State                                                                               (50)       (52)
                           Foreign                                                                            (252)      (282)
                                                                                                           --------   --------
                               Total deferred tax assets/(a)/                                                1,930      2,448
                                                                                                           --------   --------
                        Deferred tax liabilities:
                         Property, plant and equipment                                                       1,890      2,365
                         Prepaid pensions                                                                    1,165      1,048
                         Inventory                                                                             335        340
                         Investments in subsidiaries and equity investees                                       52         76
                         Other                                                                                 221        155
                                                                                                           --------   --------
                               Total deferred tax liabilities                                                3,663      3,984
                                                                                                           --------   --------
                                  Net deferred tax liabilities                                            $  1,733    $ 1,536
                       -----------------------------------------------------------------------------------------------------------

                        /(a)/ USX expects to generate sufficient future taxable
                              income to realize the benefit of its deferred tax assets. In addition, the ability to realize the benefit of foreign tax credits is based upon certain assumptions concerning future operating conditions (particularly as related to prevailing oil prices), income generated from foreign sources and USX's tax profile in the years that such credits may be claimed. During 2000, the amount of net deferred tax assets expected to be realized was reduced as a result of the change in the amount and timing of future foreign source income due to the exchange of Marathon's interest in Sakhalin Energy Investment Company Ltd. (Sakhalin Energy) for other oil and gas producing interests. Additionally, gross deferred tax assets and the associated valuation allowance were reduced by a change in management's intent regarding the permanent reinvestment of the earnings from certain foreign subsidiaries.

                                The consolidated tax returns of USX for the
                       years 1990 through 1997 are under various stages of audit and administrative review by the IRS. USX believes it has made adequate provision for income taxes and interest which may become payable for years not yet settled.

                                Pretax income (loss) included $245 million, $63
                       million and $(75) million attributable to foreign sources in 2000, 1999 and 1998, respectively.

                             Undistributed earnings of certain consolidated
                        foreign subsidiaries at December 31, 2000, amounted to $223 million. No provision for deferred U.S. income taxes has been made for these subsidiaries because USX intends to permanently reinvest such earnings in those foreign operations. If such earnings were not permanently reinvested, a deferred tax liability of $78 million would have been required.

----------------------------------------------------------------------------------------------------------------------------------
12. Investments and Long-Term Receivables

                        (In millions)                                                 December 31             2000         1999
                       -----------------------------------------------------------------------------------------------------------

                        Equity method investments                                                         $     575    $   1,055
                        Other investments                                                                       101           71
                        Receivables due after one year                                                           59           57
                        Deposits of restricted cash                                                              19           22
                        Other                                                                                    47           32
                                                                                                           ---------    ---------
                               Total                                                                      $     801    $   1,237
                       -----------------------------------------------------------------------------------------------------------


                        Summarized financial information of investees accounted for by the equity method of accounting follows:

                        (In millions)                                                            2000         1999         1998
                       -----------------------------------------------------------------------------------------------------------
                        Income data - year:
                         Revenues and other income                                           $   3,901    $   3,449    $   3,510
                         Operating income                                                          286           95          324
                         Net income (loss)                                                         (43)         (74)         176
                       -----------------------------------------------------------------------------------------------------------
                        Balance sheet data - December 31:
                         Current assets                                                      $   1,239    $   1,382
                         Noncurrent assets                                                       3,443        5,008
                         Current liabilities                                                     1,427        1,481
                         Noncurrent liabilities                                                  1,957        2,317
                       -----------------------------------------------------------------------------------------------------------

                             USX acquired a 25% interest in VSZ during 2000. VSZ
                        does not provide its shareholders with financial statements prepared in accordance with generally accepted accounting principles in the United States (USGAAP). Although shares of VSZ are traded on the Bratislava Stock Exchange, those securities do not have a readily determinable fair value as defined under USGAAP. Accordingly, USX accounts for its investment in VSZ under the cost method of accounting.

                             In 1999, USX and Kobe Steel, Ltd. (Kobe Steel)
                        completed a transaction that combined the steelmaking and bar producing assets of USS/Kobe Steel Company (USS/Kobe) with companies controlled by Blackstone Capital Partners II. The combined entity was named Republic Technologies International, LLC and is a wholly owned subsidiary of Republic Technologies International Holdings, LLC (Republic). As a result of this transaction, USX recorded $47 million in charges related to the impairment of the carrying value of its investment in USS/Kobe and costs related to the formation of Republic. These charges were included in dividend and investee income (loss) in 1999. In addition, USX made a $15 million equity investment in Republic. USX owned 50% of USS/Kobe and now owns 16% of Republic. USX accounts for its investment in Republic under the equity method of accounting. The seamless pipe business of USS/Kobe was excluded from this transaction. That business, now known as Lorain Tubular Company, LLC, became a wholly owned subsidiary of USX at the close of business on December 31, 1999.

                             Dividends and partnership distributions received
                        from equity investees were $56 million in 2000, $46 million in 1999 and $42 million in 1998.

                             USX purchases from equity investees totaled $627
                        million, $411 million and $395 million in 2000, 1999 and 1998, respectively. USX sales to equity investees totaled $986 million, $853 million and $747 million in 2000, 1999 and 1998, respectively.

-------------------------------------------------------------------------------
13. Short-Term Debt

                        In November 2000, USX entered into a $451 million 364-day revolving credit agreement, which terminates in November 2001. Interest is based on defined short-term market rates. During the term of the agreement, USX is obligated to pay a variable facility fee on total commitments, which at December 31, 2000 was .10%. At December 31, 2000, there were no borrowings against this facility. USX has a short-term line of credit totaling $150 million, bearing interest at a defined short-term market rate, which at December 31, 2000, was 7.10%. At December 31, 2000, USX had borrowed $150 million against this facility. Certain other banks provide short-term lines of credit totaling $150 million which require a .125% fee or maintenance of compensating balances of 3%. At December 31, 2000, there were no borrowings against these facilities.

                             MAP has a $100 million short-term revolving credit
                        facility that terminates in July 2001. Interest is based on defined short-term market rates. During the term of the agreement, MAP is required to pay a variable facility fee on total commitments, which at December 31, 2000 was .11%. At December 31, 2000, there were no borrowings against this facility.
                             USSK has a short-term $50 million credit facility
                        that expires in November 2001. The facility, which is non-recourse to USX, bears interest on prevailing short-term market rates plus 1%. USSK is obligated to pay a .25% commitment fee on undrawn amounts. At December 31, 2000, there were no borrowings against this facility.

------------------------------------------------------------------------------------------------------------------------------------
14.  Long-Term Debt
                                                                                Interest                            December 31
                        (In millions)                                          Rates - %          Maturity       2000          1999
                       -------------------------------------------------------------------------------------------------------------
                        USX Corporation:
                         Revolving credit facility/(a)/                                            2005          $  300      $  300
                         Commercial paper/(a)/                                   7.68                                77         165
                         Notes payable                                           613/20 - 94/5  2001 - 2023       2,505       2,525
                         Obligations relating to Industrial Development and
                           Environmental Improvement Bonds and Notes/(b)/        41/4 - 67/8    2009 - 2033         494         494
                         Receivables facility/(c)/                                                 2004             350         350
                         All other obligations, including sale-leaseback
                           financing and capital leases                                         2001 - 2012          88          92
                        Consolidated subsidiaries:
                         Revolving credit facilities/(d)/                                       2001 - 2003           -           -
                         USSK loan facility/(e)/                                 81/2              2010             325           -
                         Guaranteed Notes                                        7                 2002             135         135
                         Guaranteed Loan/(f)/                                    91/20          2001 - 2006         199         223
                         Notes payable                                           81/2              2001               1           1
                         All other obligations, including capital leases                        2001 - 2011          11          26
                                                                                                                -------     -------
                              Total/(g)(h)/                                                                       4,485       4,311
                        Less unamortized discount                                                                    25          28
                        Less amount due within one year                                                             287          61
                                                                                                                -------     -------
                              Long-term debt due after one year                                                  $4,173      $4,222
                        -----------------------------------------------------------------------------------------------------------

                       /(a)/ In November 2000, USX entered into a $1,354 million
                             5-year revolving credit agreement, terminating in November 2005, which in conjunction with a $451 million 364-day revolving credit agreement, terminating in December 2001, replaced the prior $2,350 million facility. Interest on the facility is based on defined short-term market rates. During the term of the agreement, USX is obligated to pay a variable facility fee on total commitments, which at December 31, 2000 was .125%. At December 31, 2000, $300 million had been borrowed against this facility. The commercial paper is supported by the unused and available credit on the 5-year facility and, accordingly, is classified as long-term debt.
                       /(b)/ At December 31, 2000, USX had outstanding
                             obligations relating to Environmental Improvement Bonds in the amount of $141 million, which were supported by letter of credit arrangements that could become short-term obligations under certain circumstances.
                       /(c)/ In December 1999, USX entered into an agreement
                             under which the U. S. Steel Group participates in a program to sell an undivided interest in certain accounts receivable. A previous program expired in October 1999 and was accounted for as a transfer of receivables. The new program is accounted for as a secured borrowing. Payments are collected from sold accounts receivable and invested in new accounts receivable for the purchaser and a yield, based on short-term market rates, is transferred to the purchaser. If the U. S. Steel Group does not have sufficient eligible receivables to reinvest for the purchaser, the size of the program is reduced accordingly. The purchaser has a security interest in a pool of receivables to secure USX's obligations under the program. If the receivables facility is not renewed annually, the balance outstanding of such facility could be refinanced by the 5-year facility discussed in (a), or another long-term debt source; and therefore, is classified as long-term debt. The amounts sold under the previous receivables programs averaged $291 million and $347 million for the years 1999 and 1998, respectively.
                       /(d)/ MAP has a $400 million revolving credit facility
                             that terminates in July 2003. Interest is based on defined short-term market rates. During the term of the agreement, MAP is required to pay a variable facility fee on total commitments, which at December 31, 2000 was .125%. At December 31, 2000, the unused and available credit was $352 million, which reflects reductions for outstanding letters of credit. In the event that MAP defaults on indebtedness (as defined in the agreement) in excess of $100 million, USX has guaranteed the payment of any outstanding obligations.
                       /(e)/ USSK has a loan facility with a group of financial
                             institutions aggregating $325 million. The loan, which is non-recourse to USX, bears interest at a fixed rate of 8.5% per annum. The loan is subject to annual repayments of $20 million beginning in 2003, with the balance due in 2010. Mandatory prepayments of the loan may be required based upon a cash flow formula or a change in control of USX.
                       /(f)/ The Guaranteed Loan was used to fund a portion of
                             the costs in connection with the development of East Brae Field and the SAGE pipeline in the North Sea. A portion of proceeds from a long-term gas sales contract is dedicated to loan service under certain circumstances. Prepayment of the loan may be required under certain situations, including events impairing the security interest.
                       /(g)/ Required payments of long-term debt for the years
                             2002-2005 are $209 million, $207 million, $710
                             million and $440 million, respectively.
                       /(h)/ In the event of a change in control of USX, as
                             defined in the related agreements, debt obligations totaling $3,614 million may be declared immediately due and payable. The principal obligations subject to such a provision are Notes payable - $2,505 million; USSK loan facility - $325 million; and Guaranteed Loan - $199 million. In such event, USX may also be required to either repurchase the leased Fairfield slab caster for $100 million or provide a letter of credit to secure the remaining obligation.

--------------------------------------------------------------------------------
15. Inventories

                        (In millions)                                                 December 31             2000         1999
                       -----------------------------------------------------------------------------------------------------------
                        Raw materials                                                                      $    915     $    830
                        Semi-finished products                                                                  429          392
                        Finished products                                                                     1,279        1,239
                        Supplies and sundry items                                                               190          166
                                                                                                           ---------    ---------
                               Total (at cost)                                                                2,813        2,627
                        Less inventory market valuation reserve                                                   -            -
                                                                                                           ---------    ---------
                               Net inventory carrying value                                                $  2,813     $  2,627
                       -----------------------------------------------------------------------------------------------------------

                             At December 31, 2000 and 1999, the LIFO method
                        accounted for 92% and 91%, respectively, of total inventory value. Current acquisition costs were estimated to exceed the above inventory values at December 31 by approximately $880 million and $570 million in 2000 and 1999, respectively. Cost of revenues was reduced and income from operations was increased by $17 million in 2000 as a result of liquidations of LIFO inventories.

                             The inventory market valuation reserve reflects the
                        extent that the recorded LIFO cost basis of crude oil and refined products inventories exceeds net realizable value. The reserve is decreased to reflect increases in market prices and inventory turnover and increased to reflect decreases in market prices. Changes in the inventory market valuation reserve result in noncash charges or credits to costs and expenses. During 2000, there were no charges or credits to costs and expenses.

-------------------------------------------------------------------------------
16. Supplemental Cash Flow Information

                        (In millions)                                                            2000         1999         1998
                       -----------------------------------------------------------------------------------------------------------
                        Cash used in operating activities included:
                         Interest and other financial costs paid
                           (net of amount capitalized)                                     $      (341)   $      (366)   $    (336)
                         Income taxes paid                                                        (387)           (98)        (183)
                       -----------------------------------------------------------------------------------------------------------
                        Commercial paper and revolving credit arrangements - net:
                         Commercial paper    - issued                                      $     3,362    $     6,282    $       -
                                             - repayments                                       (3,450)        (6,117)           -
                         Credit agreements   - borrowings                                          437          5,529       17,486
                                             - repayments                                         (437)        (5,980)     (16,817)
                         Other credit arrangements - net                                           150            (95)          55
                                                                                             ----------     ---------    ---------
                              Total                                                        $        62    $      (381)   $     724
                       -----------------------------------------------------------------------------------------------------------
                        Noncash investing and financing activities:
                         Common stock issued for dividend reinvestment and
                           employee stock plans                                            $        15    $         6    $       5
                         Marathon Stock issued for Exchangeable Shares                               -              7           11
                         Investee preferred stock received in conversion of investee loan            -            142            -
                         Disposal of assets:
                           Exchange of Sakhalin Energy investment                                  410              -            -
                           Deposit of RTI common shares in satisfaction of indexed debt              -             56            -
                           Interest in USS/Kobe contributed to Republic                              -             40            -
                           Other - notes or common stock received                                   20             20            2
                         Business combinations:
                           Acquisition of USSK:
                            Liabilities assumed                                                    568              -            -
                            Contingent consideration payable at present value                       21              -            -
                            Investee liabilities consolidated in step acquisition                    3              -            -
                           Acquisition of Tarragon:
                            Exchangeable Shares issued                                               -              -           29
                            Liabilities assumed                                                      -              -          433
                           Acquisition of Ashland RM&T net assets:
                            38% interest in MAP                                                      -              -        1,900
                            Liabilities assumed                                                      -              -        1,038
                           Other acquisitions:
                            Liabilities assumed                                                      -             42            -
                            Investee liabilities consolidated in step acquisition                    -             26            -
                       -----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
17. Stock-Based Compensation Plans

                    The 1990 Stock Plan, as amended and restated, authorizes the
              Compensation Committee of the Board of Directors to grant restricted stock, stock options and stock appreciation rights to key management employees. Such employees are generally granted awards of the class of common stock intended to reflect the performance of the group(s) to which their work relates. Up to .5 percent of the outstanding Marathon Stock and .8 percent of the outstanding Steel Stock, as determined on December 31 of the preceding year, are available for grants during each calendar year the 1990 Plan is in effect. In addition, awarded shares that do not result in shares being issued are available for subsequent grant, and any ungranted shares from prior years' annual allocations are available for subsequent grant during the years the 1990 Plan is in effect. As of December 31, 2000, 8,519,302 Marathon Stock shares and 2,108,128 Steel Stock shares were available for grants in 2001. Restricted stock represents stock granted for such consideration, if any, as determined by the Compensation Committee, subject to provisions for forfeiture and restricting transfer. Those restrictions may be removed as conditions such as performance, continuous service and other criteria are met. Restricted stock is issued at the market price per share at the date of grant and vests over service periods that range from one to five years. Deferred compensation is charged to stockholders' equity when the restricted stock is granted and subsequently adjusted for changes in the market value of the underlying stock. The deferred compensation is expensed over the balance of the vesting period and adjusted if conditions of the restricted stock grant are not met. The following table presents information on restricted stock grants:

                                                                   Marathon Stock                       Steel Stock
                                                          -------------------------------     -------------------------------
                                                            2000       1999        1998         2000         1999      1998
                   -----------------------------------------------------------------------------------------------------------
                    Number of shares granted             410,025      28,798      25,378      305,725      18,272     17,742
                    Weighted-average grant-date
                      fair value per share              $  25.50     $ 29.38     $ 34.00     $  23.00     $ 28.22    $ 37.28
                   -----------------------------------------------------------------------------------------------------------

                           Stock options represent the right to purchase shares
                   of Marathon Stock or Steel Stock at the market value of the stock at date of grant. Certain options contain the right to receive cash and/or common stock equal to the excess of the fair market value of shares of common stock, as determined in accordance with the plan, over the option price of shares. Most stock options vest after a one-year service period and all expire 10 years from the date they are granted.
                           The following is a summary of stock option activity:

                                                                       Marathon Stock                        Steel Stock
                                                                     ---------------------              --------------------
                                                                   Shares         Price/(a)/          Shares         Price/(a)/
                   -----------------------------------------------------------------------------------------------------------
                    Balance December 31, 1997                     3,694,865      $  24.81            1,633,100      $  34.35
                    Granted                                         987,535         34.00              611,515         37.28
                    Exercised                                      (594,260)        27.61             (230,805)        32.00
                    Canceled                                        (13,200)        27.22              (21,240)        35.89
                                                                 ----------                         ----------
                    Balance December 31, 1998                     4,074,940         26.62            1,992,570         35.50
                    Granted                                       1,005,000         29.38              656,400         28.22
                    Exercised                                      (176,160)        27.27               (2,580)        24.92
                    Canceled                                       (121,055)        30.19              (20,005)        38.51
                                                                 ----------                         ----------
                    Balance December 31, 1999                     4,782,725         27.08            2,626,385         33.67
                    Granted                                       1,799,880         25.18              915,470         23.00
                    Exercised                                       (58,870)        23.11                 (400)        24.30
                    Canceled                                       (410,115)        28.06              (62,955)        38.19
                                                                 ----------                         ----------
                    Balance December 31, 2000                     6,113,620         26.50            3,478,500         30.78
                   -----------------------------------------------------------------------------------------------------------

                    /(a)/ Weighted-average exercise price

                           The weighted-average grant-date fair value per option
                   for the Marathon Stock was $7.51 in 2000, $8.89 in 1999 and $10.43 in 1998. For the Steel Stock such amounts were $6.63 in 2000, $6.95 in 1999 and $8.29 in 1998.
                           The following table represents stock options at
                   December 31, 2000:

                                                                       Outstanding                         Exercisable
                                                       ----------------------------------------      -------------------------
                                                                        Weighted-
                                                          Number         Average      Weighted-        Number      Weighted-
                                       Range of          of Shares      Remaining      Average        of Shares     Average
                                       Exercise            Under       Contractual    Exercise          Under      Exercise
                                        Prices            Option          Life          Price          Option        Price
                   -----------------------------------------------------------------------------------------------------------
                    Marathon Stock   $ 17.00-23.44      1,947,290      4.5 years      $ 21.03         1,647,290    $ 20.60
                                       25.38-26.47      1,512,905      8.6              25.53           135,225      25.38
                                       29.38-34.00      2,653,425      7.5              31.06         2,653,425      31.06
                                                        ---------                                     ---------
                                         Total          6,113,620                                     4,435,940
                                                        ---------                                     ---------
                    Steel Stock      $ 23.00-28.22      1,592,305      8.8 years      $ 25.17           678,135    $ 28.10
                                       31.69-34.44      1,050,920      5.2              32.53         1,050,920      32.53
                                       37.28-44.19        835,275      6.0              39.26           835,275      39.26
                                                        ---------                                     ---------
                                         Total          3,478,500                                     2,564,330
                   -----------------------------------------------------------------------------------------------------------

                             Actual stock-based compensation expense (credit)
                      was $6 million in 2000 and $(3) million in 1999 and 1998. Incremental compensation expense, as determined under a fair value model, was not material ($.02 or less per share for all years presented). Therefore, pro forma net income and earnings per share data have been omitted.
                             USX has a deferred compensation plan for non-
                      employee directors of its Board of Directors. The plan permits participants to defer some or all of their annual retainers in the form of common stock units or cash and it requires new directors to defer at least half of their annual retainer in the form of common stock units. Common stock units are book entry units equal in value to a share of Marathon Stock or Steel Stock. Deferred stock benefits are distributed in shares of common stock within five business days after a participant leaves the Board of Directors. During 2000, 14,242 shares of Marathon Stock and 4,872 shares of Steel Stock were issued and during 1999, 10,541 shares of Marathon Stock and 3,798 shares of Steel Stock were issued. During 1998, no shares of common stock were issued.

-------------------------------------------------------------------------------
18. Dividends

                      In accordance with the USX Certificate, dividends on the Marathon Stock and Steel Stock are limited to the legally available funds of USX. Net losses of any Group, as well as dividends and distributions on any class of USX Common Stock or series of preferred stock and repurchases of any class of USX Common Stock or series of preferred stock at prices in excess of par or stated value, will reduce the funds of USX legally available for payment of dividends on all classes of Common Stock. Subject to this limitation, the Board of Directors intends to declare and pay dividends on the Marathon Stock and Steel Stock based on the financial condition and results of operations of the related group, although it has no obligation under Delaware law to do so. In making its dividend decisions with respect to each of the Marathon Stock and Steel Stock, the Board of Directors considers, among other things, the long-term earnings and cash flow capabilities of the related group as well as the dividend policies of similar publicly traded companies.
                             Dividends on the Steel Stock are further limited to
                      the Available Steel Dividend Amount. At December 31, 2000, the Available Steel Dividend Amount was at least $3,161 million. The Available Steel Dividend Amount will be increased or decreased, as appropriate, to reflect U. S. Steel Group net income, dividends, repurchases or issuances with respect to the Steel Stock and preferred stock attributed to the U. S. Steel Group and certain other items.

-------------------------------------------------------------------------------
19. Stockholder Rights Plan

                      On September 28, 1999, USX's Board of Directors adopted a new Stockholder Rights Plan and declared a dividend distribution of one right for each outstanding share of Marathon Stock and Steel Stock (referred to together as "Voting Stock") to stockholders of record on October 9, 1999. Each right becomes exercisable, at a price of $110, after any person or group has acquired, obtained the right to acquire or made a tender or exchange offer for 15% or more of the outstanding voting power represented by the outstanding Voting Stock, except pursuant to a qualifying all-cash tender offer for all outstanding shares of Voting Stock which results in the offeror owning shares of Voting Stock representing a majority of the voting power (other than Voting Stock beneficially owned by the offeror immediately prior to the offer). Each right entitles the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Series A Junior Preferred Stock or, upon the acquisition by any person of 15% or more of the outstanding voting power represented by the outstanding Voting Stock, Marathon Stock or Steel Stock (or, in certain circumstances, other property) having a market value of twice the exercise price. After a person or group acquires 15% or more of the outstanding voting power, if USX engages in a merger or other business combination where it is not the surviving corporation or where it is the surviving corporation and the Voting Stock is changed or exchanged, or if 50% or more of USX's assets, earnings power or cash flow are sold or transferred, each right entitles the holder to purchase common stock of the acquiring entity having a market value of twice the exercise price. The rights and the exercise price are subject to adjustment. The rights will expire on October 9, 2009, unless such date is extended or the rights are earlier redeemed by USX for one cent per right at any time prior to the point they become exercisable. Under certain circumstances, the Board of Directors has the option to exchange one share of the respective class of Voting Stock for each exercisable right.

-------------------------------------------------------------------------------
20. Income Per Common Share

                 The method of calculating net income (loss) per share for the Marathon Stock and the Steel Stock reflects the USX Board of Directors' intent that the separately reported earnings and surplus of the Marathon Group and the U. S. Steel Group, as determined consistent with the USX Certificate, are available for payment of dividends on the respective classes of stock, although legally available funds and liquidation preferences of these classes of stock do not necessarily correspond with these amounts. The financial statements of the Marathon Group and the U. S. Steel Group, taken together, include all accounts which comprise the corresponding consolidated financial statements of USX.
                     Basic net income (loss) per share is calculated by
                 adjusting net income for dividend requirements of preferred stock and is based on the weighted average number of common shares outstanding.
                     Diluted net income (loss) per share assumes conversion of
                 convertible securities for the applicable periods outstanding and assumes exercise of stock options, provided in each case, the effect is not antidilutive.

                        COMPUTATION OF INCOME PER SHARE

                                                                      2000                    1999                   1998
                                                                ------------------      ------------------     ------------------
                                                                Basic      Diluted      Basic     Diluted      Basic      Diluted
             --------------------------------------------------------------------------------------------------------------------
              Marathon Group
              --------------
              Net income (millions)                           $    432    $    432   $    654    $    654    $    310   $    310
                                                              ========    ========   ========    ========    ========   ========
              Shares of common stock outstanding (thousands):
               Average number of common shares outstanding     311,531     311,531    309,696     309,696     292,876    292,876
               Effect of dilutive securities -
                 Stock options                                       -         230          -         314           -        559
                                                              --------    --------   --------    --------    --------   --------
                    Average common shares and dilutive effect  311,531     311,761    309,696     310,010     292,876    293,435
                                                              ========    ========   ========    ========    ========   ========
              Net income per share                            $   1.39    $   1.39   $   2.11    $   2.11    $   1.06   $   1.05
             --------------------------------------------------------------------------------------------------------------------
              U. S. Steel Group
              -----------------
              Net income (loss) (millions):
               Income (loss) before extraordinary losses      $    (21)   $    (21)  $     51    $     51    $    364   $    364
               Dividends on preferred stock                          8           8          9           9           9          -
               Extraordinary losses                                  -           -          7           7           -          -
                                                              --------    --------   --------    --------    --------   --------
               Net income (loss) applicable to Steel Stock         (29)        (29)        35          35         355        364
               Effect of dilutive securities -
                 Trust preferred securities                          -           -          -           -           -          8
                                                              --------    --------   --------    --------    --------   --------
                    Net income (loss) assuming conversions    $    (29)   $    (29)  $     35    $     35    $    355   $    372
                                                              ========    ========   ========    ========    ========   ========
              Shares of common stock outstanding (thousands):
               Average number of common shares outstanding      88,613      88,613     88,392      88,392      87,508     87,508
               Effect of dilutive securities:
                 Trust preferred securities                          -           -          -           -           -      4,256
                 Preferred stock                                     -           -          -           -           -      3,143
                 Stock options                                       -           -          -           4           -         36
                                                              --------    --------   --------    --------    --------   --------
                    Average common shares and dilutive effect   88,613      88,613     88,392      88,396      87,508     94,943
                                                              ========    ========   ========    ========    ========   ========
              Per share:
               Income (loss) before extraordinary losses      $   (.33)   $   (.33)  $    .48    $    .48    $   4.05   $   3.92
               Extraordinary losses                                  -           -        .08         .08           -          -
                                                              --------    --------   --------    --------    --------   --------
               Net income (loss)                              $   (.33)   $   (.33)  $    .40    $    .40    $   4.05   $   3.92
             --------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
21. Property, Plant and Equipment

                  (In millions)                                                 December 31             2000         1999
                 -----------------------------------------------------------------------------------------------------------
                  Marathon Group                                                                    $  19,066   $   20,860
                  U. S. Steel Group                                                                     9,270        8,748
                                                                                                    ---------   ----------
                         Total                                                                         28,336       29,608
                  Less accumulated depreciation, depletion and amortization                            16,222       16,799
                                                                                                    ---------   ----------
                         Net                                                                        $  12,114   $   12,809
                 -----------------------------------------------------------------------------------------------------------

                      Property, plant and equipment includes gross assets
                 acquired under capital leases (including sale-leasebacks accounted for as financings) of $106 million at December 31, 2000, and $125 million at December 31, 1999; related amounts in accumulated depreciation, depletion and amortization were $79 million and $81 million, respectively.
                     During 2000, the U. S. Steel Group recorded $71 million of impairments relating to coal assets located in West Virginia and Alabama. The impairment was recorded as a result of a reassessment of long-term prospects after adverse geological conditions were encountered.
                     During 2000, the Marathon Group recorded $193 million of
                 impairments of certain E&P segment oil and gas properties, primarily located in Canada. The impairments were recorded due to reserve revisions as a result of production performance and disappointing drilling results.
                     These impairment charges are included in depreciation,
                 depletion and amortization.

-------------------------------------------------------------------------------
22. Preferred Stock of Subsidiary and Trust Preferred Securities

                       USX Capital LLC, a wholly owned subsidiary of USX, sold 10,000,000 shares (carrying value of $250 million) of 8-3/4% Cumulative Monthly Income Preferred Shares (MIPS) (liquidation preference of $25 per share) in 1994. Proceeds of the issue were loaned to USX. USX has the right under the loan agreement to extend interest payment periods for up to 18 months, and as a consequence, monthly dividend payments on the MIPS can be deferred by USX Capital LLC during any such interest payment period. In the event that USX exercises this right, USX may not declare dividends on any share of its preferred or common stocks. The MIPS are redeemable at the option of USX Capital LLC and subject to the prior consent of USX, in whole or in part from time to time, for $25 per share, and will be redeemed from the proceeds of any repayment of the loan by USX. In addition, upon final maturity of the loan, USX Capital LLC is required to redeem the MIPS. The financial costs are included in net interest and other financial costs.
                             In 1997, USX exchanged approximately 3.9 million
                       6.75% Convertible Quarterly Income Preferred Securities (Trust Preferred Securities) of USX Capital Trust I, a Delaware statutory business trust (Trust), for an equivalent number of shares of its 6.50% Cumulative Convertible Preferred Stock (6.50% Preferred Stock) (Exchange). The Exchange resulted in the recording of Trust Preferred Securities at a fair value of $182 million.
                             USX owns all of the common securities of the Trust,
                       which was formed for the purpose of the Exchange. (The Trust Common Securities and the Trust Preferred Securities are together referred to as the Trust Securities.) The Trust Securities represent undivided beneficial ownership interests in the assets of the Trust, which consist solely of USX 6.75% Convertible Junior Subordinated Debentures maturing March 31, 2037 (Debentures), having an aggregate principal amount equal to the aggregate initial liquidation amount ($50.00 per security and $203 million in total) of the Trust Securities issued by the Trust. Interest and principal payments on the Debentures will be used to make quarterly distributions and to pay redemption and liquidation amounts on the Trust Preferred Securities. The quarterly distributions, which accumulate at the rate of 6.75% per annum on the Trust Preferred Securities and the accretion from fair value to the initial liquidation amount, are charged to income and included in net interest and other financial costs.
                             Under the terms of the Debentures, USX has the
                       right to defer payment of interest for up to 20 consecutive quarters and, as a consequence, monthly distributions on the Trust Preferred Securities will be deferred during such period. If USX exercises this right, then, subject to limited exceptions, it may not pay any dividend or make any distribution with respect to any shares of its capital stock.
                             The Trust Preferred Securities are convertible at
                       any time prior to the close of business on March 31, 2037 (unless such right is terminated earlier under certain circumstances) at the option of the holder, into shares of Steel Stock at a conversion price of $46.25 per share of Steel Stock (equivalent to a conversion ratio of 1.081 shares of Steel Stock for each Trust Preferred Security), subject to adjustment in certain circumstances.
                             The Trust Preferred Securities may be redeemed at
                       any time at the option of USX, at a premium of 101.95% of the initial liquidation amount through March 31, 2001, and thereafter, declining annually to the initial liquidation amount on April 1, 2003, and thereafter. They are mandatorily redeemable at March 31, 2037, or earlier under certain circumstances.
                             Payments related to quarterly distributions and to
                       the payment of redemption and liquidation amounts on the Trust Preferred Securities by the Trust are guaranteed by USX on a subordinated basis. In addition, USX unconditionally guarantees the Trust's Debentures. The obligations of USX under the Debentures, and the related indenture, trust agreement and guarantee constitute a full and unconditional guarantee by USX of the Trust's obligations under the Trust Preferred Securities.

-------------------------------------------------------------------------------
23. Preferred Stock

                       USX is authorized to issue 40,000,000 shares of preferred stock, without par value -

                       6.50% Cumulative Convertible Preferred Stock (6.50% Preferred Stock) - As of December 31, 2000, 2,413,487 shares (stated value of $1.00 per share; liquidation preference of $50.00 per share) were outstanding. The 6.50% Preferred Stock is convertible at any time, at the option of the holder, into shares of Steel Stock at a conversion price of $46.125 per share of Steel Stock, subject to adjustment in certain circumstances. This stock is redeemable at USX's sole option, at a price of $50.975 per share beginning April 1, 2000, and thereafter at prices declining annually on each April 1 to an amount equal to $50.00 per share on and after April 1, 2003.

-------------------------------------------------------------------------------
24. Derivative Instruments

USX remains at risk for possible changes in the market value of derivative instruments; however, such risk should be mitigated by price changes in the underlying hedged item. USX is also exposed to credit risk in the event of nonperformance by counterparties. The credit-worthiness of counterparties is subject to continuing review, including the use of master netting agreements to the extent practical, and full performance is anticipated.
     The following table sets forth quantitative information by class of derivative instrument for derivative instruments categorized as trading or other than trading:

                                                                                     Recognized
                                                Fair                 Carrying         Trading          Recorded
                                                Value                 Amount          Gain or          Deferred         Aggregate
                                               Assets                 Assets         (Loss) for        Gain or          Contract
(In millions)                               (Liabilities)/(a)/(b)/ (Liabilities)      the Year          (Loss)          Values/(c)/
----------------------------------------------------------------------------------------------------------------------------------
December 31, 2000:
  Exchange-traded commodity futures:
   Trading                                       $      -         $      -          $    (19)        $      -          $      -
   Other than trading                                   -                -                 -                7               897
  Exchange-traded commodity options:
   Trading                                              -                -                 -                -                 -
   Other than trading                                  (6)/(d)/         (6)                -               (1)              971
  OTC commodity swaps(e):
   Trading                                              -                -                 -                -                 -
   Other than trading                                  35/(f)/          35                 -               25               426
  OTC commodity options:
   Trading                                              -                -                 -                -                 -
   Other than trading                                 (52)/(g)/        (52)                -              (40)               94
                                                 --------         --------          --------         --------          --------
      Total commodities                          $    (23)        $    (23)         $    (19)        $     (9)         $  2,388
                                                 ========         ========          ========         ========          ========
  Forward exchange contracts/(h)/:
      - receivable                               $     14         $     14          $      -         $      -          $     14
----------------------------------------------------------------------------------------------------------------------------------
December 31, 1999:
  Exchange-traded commodity futures:
   Trading                                       $      -         $      -          $      4         $      -          $      8
   Other than trading                                   -                -                 -               28               344
  Exchange-traded commodity options:
   Trading                                              -                -                 4                -               179
   Other than trading                                  (6)/(d)/         (6)                -              (10)            1,262
  OTC commodity swaps:
   Trading                                              -                -                 -                -                 -
   Other than trading                                   6/(f)/           6                 -                5               193
  OTC commodity options:
   Trading                                              -                -                 -                -                 -
   Other than trading                                   4/(g)/           4                 -                5               238
                                                 --------         --------          --------         --------          --------
      Total commodities                          $      4         $      4          $      8         $     28          $  2,224
                                                 ========         ========          ========         ========          ========
  Forward exchange contracts:
      - receivable                               $     52         $     52          $      -         $      -          $     51
----------------------------------------------------------------------------------------------------------------------------------

/(a)/ The fair value amounts for OTC positions are based on various indices or dealer quotes. The fair value amounts for currency contracts are based on dealer quotes of forward prices covering the remaining duration of the forward exchange contract. The exchange-traded futures contracts and certain option contracts do not have a corresponding fair value since changes in the market prices are settled on a daily basis.
/(b)/ The aggregate average fair value of all trading activities for 2000 and 1999 was $(5) million and $3 million, respectively. Detail by class of instrument was not available.
/(c)/ Contract or notional amounts do not quantify risk exposure, but are used in the calculation of cash settlements under the contracts. The contract or notional amounts do not reflect the extent to which positions may offset one another.
/(d)/ Includes fair values as of December 31, 2000 and 1999, for assets of $10 million and $11 million and for liabilities of $(16) million and $(17) million, respectively.
/(e)/ The OTC swap arrangements vary in duration with certain contracts extending into 2008.
/(f)/ Includes fair values as of December 31, 2000 and 1999, for assets of $84 million and $11 million and for liabilities of $(49) million and $(5) million, respectively.
/(g)/ Includes fair values as of December 31, 2000 and 1999, for assets of $1 million and $5 million and for liabilities of $(53) million and $(1) million, respectively.
/(h)/ The forward exchange contracts relating to USX's foreign operations have various maturities ending in March 2001.

-------------------------------------------------------------------------------
25. Fair Value of Financial Instruments

               Fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments, excluding derivative financial instruments disclosed in Note 24, by individual balance sheet account:

                                                                                      2000                   1999
                                                                             -------------------------------------------
                                                                                Fair     Carrying      Fair     Carrying
a                (In millions)                    December 31                   Value      Amount      Value      Amount
               ---------------------------------------------------------------------------------------------------------
               Financial assets:
                 Cash and cash equivalents                                   $    559    $    559    $    133   $    133
                 Receivables                                                    3,238       3,238       2,717      2,717
                 Investments and long-term receivables                            211         147         190        134
                                                                             --------    --------    --------   --------
                    Total financial assets                                   $  4,008    $  3,944    $  3,040   $  2,984
               ---------------------------------------------------------------------------------------------------------
               Financial liabilities:
                 Notes payable                                               $    150    $    150    $      -   $      -
                 Accounts payable                                               3,774       3,774       3,409      3,409
                 Accrued interest                                                 108         108         107        107
                 Long-term debt (including amounts due within one year)         4,549       4,365       4,278      4,176
                 Preferred stock of subsidiary and trust
                   preferred securities                                           357         433         408        433
                                                                             --------    --------    --------   --------
                    Total financial liabilities                              $  8,938    $  8,830    $  8,202   $  8,125
               ---------------------------------------------------------------------------------------------------------

                    Fair value of financial instruments classified as current
               assets or liabilities approximates carrying value due to the short-term maturity of the instruments. Fair value of investments and long-term receivables was based on discounted cash flows or other specific instrument analysis. Certain foreign cost method investments are excluded from investments and long-term receivables because the fair value is not readily determinable. USX is subject to market risk and liquidity risk related to its investments; however, these risks are not readily quantifiable. Fair value of preferred stock of subsidiary and trust preferred securities was based on market prices. Fair value of long-term debt instruments was based on market prices where available or current borrowing rates available for financings with similar terms and maturities.
                    USX's only unrecognized financial instruments are
               financial guarantees and commitments to extend credit. It is not practicable to estimate the fair value of these forms of financial instrument obligations because there are no quoted market prices for transactions which are similar in nature. For details relating to financial guarantees, see Note 26.

-------------------------------------------------------------------------------
26. Contingencies and Commitments

               USX is the subject of, or party to, a number of pending or threatened legal actions, contingencies and commitments involving a variety of matters, including laws and regulations relating to the environment. Certain of these matters are discussed below. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the consolidated financial statements. However, management believes that USX will remain a viable and competitive enterprise even though it is possible that these contingencies could be resolved unfavorably.

               Environmental matters -
                    USX is subject to federal, state, local and foreign
               laws and regulations relating to the environment. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites. Penalties may be imposed for noncompliance. At December 31, 2000 and 1999, accrued liabilities for remediation totaled $212 million and $170 million, respectively. It is not presently possible to estimate the ultimate amount of all remediation costs that might be incurred or the penalties that may be imposed. Receivables for recoverable costs from certain states, under programs to assist companies in cleanup efforts related to underground storage tanks at retail marketing outlets, were $57 million at December 31, 2000, and $52 million at December 31, 1999.
                    For a number of years, USX has made substantial
               capital expenditures to bring existing facilities into compliance with various laws relating to the environment. In 2000 and 1999, such capital expenditures totaled $91 million and $78 million, respectively. USX anticipates making additional such expenditures in the future; however, the exact amounts and timing of such expenditures are uncertain because of the continuing evolution of specific regulatory requirements.
                    At December 31, 2000 and 1999, accrued liabilities
               for platform abandonment and dismantlement totaled $162 million and $152 million, respectively.

                        Guarantees -
                             Guarantees of the liabilities of unconsolidated
                        entities by USX and its consolidated subsidiaries totaled $82 million at December 31, 2000, and $219 million at December 31, 1999. In the event that any defaults of guaranteed liabilities occur, USX has access to its interest in the assets of most of the investees to reduce potential losses resulting from these guarantees. As of December 31, 2000, the largest guarantee for a single such entity was $59 million.
                             At December 31, 2000 and 1999, USX's pro rata share
                        of obligations of LOOP LLC and various pipeline investees secured by throughput and deficiency agreements totaled $119 million and $146 million, respectively. Under the agreements, USX is required to advance funds if the investees are unable to service debt. Any such advances are prepayments of future transportation charges.

                        Commitments -
                             At December 31, 2000 and 1999, contract commitments
                        to acquire property, plant and equipment and long-term investments totaled $663 million and $568 million, respectively.
                             USSK has a commitment to the Slovak government for
                        a capital improvements program of $700 million, subject to certain conditions, over a period commencing with the acquisition date and ending on December 31, 2010. USSK is required to report periodically to the Slovak government on its status toward meeting this commitment. The first reporting period ends on December 31, 2003.
                             USX entered into a 15-year take-or-pay arrangement
                        in 1993, which requires USX to accept pulverized coal each month or pay a minimum monthly charge of approximately $1 million. Charges for deliveries of pulverized coal totaled $23 million in 2000, 1999 and 1998. If USX elects to terminate the contract early, a maximum termination payment of $96 million, which declines over the duration of the agreement, may be required.
                             USX is a party to a 15-year transportation services
                        agreement with a natural gas transmission company. The contract requires USX to pay minimum annual demand charges of approximately $5 million starting in December 2000 and concluding in 2015. The payments are required even if the transportation facility is not utilized. Demand charges paid in 2000 were less than $1 million.

-------------------------------------------------------------------------------
27. Joint Venture Formation

                        In December 2000, Marathon and Kinder Morgan Energy Partners, L.P. signed a definitive agreement to form a joint venture combining certain of their oil and gas producing activities in the U.S. Permian Basin, including Marathon's interest in the Yates Field. This transaction will allow Marathon to expand its interests in the Permian Basin and will improve access to materials for use in enhanced recovery techniques in the Yates Field. The joint venture named MKM Partners L.P., commenced operations in January 2001 and will be accounted for under the equity method of accounting.
                             As a result of the agreement to form this joint
                        venture, Marathon recognized a pretax charge of $931 million in the fourth quarter 2000, which is included in net gains (losses) on disposal of assets, and reclassified the remaining book value associated with the Yates Field from property, plant and equipment to assets held for sale. Upon completion of this transaction in January 2001, the book value will be transferred from assets held for sale to investments and long-term receivables.

-------------------------------------------------------------------------------
28. Subsequent Event - Business Combination

                        On February 7, 2001, Marathon acquired 87% of the outstanding common stock of Pennaco Energy Inc., a natural gas producer. Marathon plans to acquire the remaining Pennaco shares through a merger in which each share of Pennaco common stock, not purchased in the offer and not held by stockholders who have properly exercised dissenters rights under Delaware law, will be converted into the right to receive the tender offer price in cash, without interest. The purchase price is expected to approximate $500 million. The acquisition will be accounted for using the purchase method of accounting.

Selected Quarterly Financial Data (Unaudited)

                                                                  2000
                                        -------------------------------------------------------------
(In millions, except per share data)    4th Qtr.       3rd Qtr.       2nd Qtr.       1st Qtr.
-----------------------------------------------------------------------------------------------------
Revenues and other income:
 Revenues/(a)/                          $ 10,293       $ 10,607       $ 10,293       $  9,307
 Other income (loss)                        (837)            72             57            122
                                        --------       --------       --------       --------
     Total                                 9,456         10,679         10,350          9,429
Income (loss) from operations               (625)           789            972            616
 Includes:
   Joint venture
     formation charges                      (931)            --             --             --
   Inventory market
     valuation credits                        --             --             --             --
Income (loss) before
 extraordinary losses                       (449)           140            423            297
Net income (loss)                           (449)           140            423            297
-----------------------------------------------------------------------------------------------------
Marathon Stock data:
-------------------
Net income (loss)                       $   (310)      $    121       $    367       $    254
 Per share - basic and diluted             (1.00)           .38           1.18            .81
Dividends paid per share                     .23            .23            .21            .21
Price range of Marathon Stock/(b)/:
 - Low                                        25-1/4         23-1/2         22-13/16       20-11/16
 - High                                       30-3/8         29-5/8         29-3/16        27-1/2
-----------------------------------------------------------------------------------------------------
Steel Stock data:
----------------
Income (loss) before
 extraordinary losses
 applicable to Steel Stock              $   (141)      $     17       $     54       $     41
 - Per share: basic                        (1.59)           .19            .62            .45
              diluted                      (1.59)           .19            .62            .45
Dividends paid per share                     .25            .25            .25            .25
Price range of Steel Stock(b):
 - Low                                        12-11/16       14-7/8         18-1/4         20-5/8
 - High                                       18-5/16        19-11/16       26-7/8         32-15/16

                                                                  1999
                                        -------------------------------------------------------------
                                        4th Qtr.       3rd Qtr.       2nd Qtr.       1st Qtr.
                                        -------------------------------------------------------------
Revenues and other income:
 Revenues/(a)/                          $  8,725       $  7,713       $  6,649       $  5,981
 Other income (loss)                          53            (13)            35            (24)
                                        --------       --------       --------       --------
     Total                                 8,778          7,700          6,684          5,957
Income (loss) from operations                425            535            502            401
  Includes:
    Joint venture
      formation charges                       --             --             --             --
   Inventory market
     valuation credits                        --            136             66            349
Income (loss) before
 extraordinary losses                        205            201            189            110
Net income (loss)                            205            199            189            105
-----------------------------------------------------------------------------------------------------
Marathon Stock data:
-------------------
Net income (loss)                       $    171       $    230       $    134       $    119
 Per share - basic and diluted               .55            .74            .43            .38
Dividends paid per share                     .21            .21            .21            .21
Price range of Marathon Stock/(b)/:
 - Low                                        23-5/8         28-1/2         25-13/16       19-5/8
 - High                                       30-5/8         33-7/8         32-3/4         31-3/8
-----------------------------------------------------------------------------------------------------
Steel Stock data:
----------------
Income (loss) before
 extraordinary losses
 applicable to Steel Stock              $     32       $    (31)      $     52       $    (11)
 - Per share: basic                          .35           (.35)           .60           (.13)
           diluted                           .35           (.35)           .59           (.13)
Dividends paid per share                     .25            .25            .25            .25
Price range of Steel Stock(b):
 - Low                                        21-3/4         24-9/16        23- 1/2        22-1/4
 - High                                       33             30-1/16        34-1/4         29-1/8
-----------------------------------------------------------------------------------------------------

/(a)/ Certain items have been reclassified between revenues and cost of revenues, primarily to give effect to new accounting standards as disclosed in Note 2 of the Notes to Consolidated Financial Statements. Amounts reclassified in the first, second and third quarters of 2000 were $(65) million, $(138) million and $(14) million, respectively, and for the first, second, third and fourth quarters of 1999 were $(97) million, $(82) million, $(113) million and $(172) million, respectively.

/(b)/ Composite tape.

Principal Unconsolidated Investees (Unaudited)

                                                                        December 31, 2000
               Company                         Country                      Ownership                        Activity
---------------------------------------------------------------------------------------------------------------------------------
Clairton 1314B Partnership, L.P.              United States                    10%                  Coke & Coke By-Products
CLAM Petroleum B.V.                           Netherlands                      50%                  Oil & Gas Production
Double Eagle Steel Coating Company            United States                    50%                  Steel Processing
Kenai LNG Corporation                         United States                    30%                  Natural Gas Liquification
LOCAP, Inc.                                   United States                    50%  (a)             Pipeline & Storage Facilities
LOOP LLC                                      United States                    47%  (a)             Offshore Oil Port
Manta Ray Offshore Gathering Company, LLC     United States                    24%                  Natural Gas Transmission
Minnesota Pipe Line Company                   United States                    33%  (a)             Pipeline Facility
Nautilus Pipeline Company, LLC                United States                    24%                  Natural Gas Transmission
Odyssey Pipeline LLC                          United States                    29%                  Pipeline Facility
Poseidon Oil Pipeline Company, LLC            United States                    28%                  Crude Oil Transportation
PRO-TEC Coating Company                       United States                    50%                  Steel Processing
Republic Technologies International, LLC      United States                    16%                  Steel Products
Transtar, Inc.                                United States                    46%                  Transportation
USS-POSCO Industries                          United States                    50%                  Steel Processing
Worthington Specialty Processing              United States                    50%                  Steel Processing
---------------------------------------------------------------------------------------------------------------------------------

/(a)/    Represents the ownership of MAP.

Supplementary Information on Mineral Reserves (Unaudited)

Mineral Reserves (other than oil and gas)

                                                        Reserves at December 31/(a)/                        Production
                                                 -----------------------------------------     ----------------------------------
(Million tons)                                     2000   1999     1998     1997     1996       2000   1999   1998    1997   1996
---------------------------------------------------------------------------------------------------------------------------------
Iron/(b)/                                         709.8   726.1    738.6    754.8    716.3      16.3   14.3    15.8   16.8   15.1
Coal/(c)/                                         786.6   787.4    789.7    798.8    859.5       5.5    6.2     7.3    7.5    7.1
---------------------------------------------------------------------------------------------------------------------------------

/(a)/ Commercially recoverable reserves include demonstrated (measured and indicated) quantities which are expressed in recoverable net product tons. /(b)/ Iron ore reserves decreased in 2000, 1999 and 1998 due to production, lease activity and engineering revisions. The increase in 1997 resulted from lease exchanges of 55.3 million tons.
/(c)/ Coal reserves decreased due to production, lease activity and engineering revisions, and additionally in 1997 due to a 53.2 million ton lease termination.

Supplementary Information on Oil and Gas Producing Activities (Unaudited)

Capitalized Costs and Accumulated Depreciation, Depletion and Amortization


                                  United                        Other                        Equity
(In millions)   December 31       States         Europe         Intl.      Consolidated     Investees       Total
--------------------------------------------------------------------------------------------------------------------
2000
     Capitalized costs:
      Proved properties          $ 5,752       $  4,739       $  1,373       $11,864       $    226       $ 12,090
      Unproved properties            343            124            180           647              2            649
                                 ---------     ---------      ---------      ---------     ---------      ---------
         Total                     6,095          4,863          1,553        12,511            228         12,739
                                 ---------     ---------      ---------      ---------     ---------      ---------
     Accumulated depreciation,
      depletion and amortization:
      Proved properties            3,435          3,074            420         6,929            170          7,099
      Unproved properties            107              -             13           120              1            121
                                 ---------     ---------      ---------      ---------     ---------      ---------
         Total                     3,542          3,074            433         7,049            171          7,220
                                 ---------     ---------      ---------      ---------     ---------      ---------
     Net capitalized costs       $ 2,553       $  1,789       $  1,120       $ 5,462       $     57       $  5,519
--------------------------------------------------------------------------------------------------------------------
1999
     Capitalized costs:
      Proved properties          $ 8,270       $  4,465       $  1,270       $14,005       $    612       $ 14,617
      Unproved properties            349             55            187           591            123            714
                                 ---------     ---------      ---------      ---------     ---------      ---------
         Total                     8,619          4,520          1,457        14,596            735         15,331
                                 ---------     ---------      ---------      ---------     ---------      ---------
     Accumulated depreciation,
      depletion and amortization:
      Proved properties            5,019          2,859            136         8,014            169          8,183
      Unproved properties             78              -              6            84              -             84
                                 ---------     ---------      ---------      ---------     ---------      ---------
         Total                     5,097          2,859            142         8,098            169          8,267
                                 ---------     ---------      ---------      ---------     ---------      ---------
     Net capitalized costs       $ 3,522       $  1,661       $  1,315       $ 6,498       $    566       $  7,064
--------------------------------------------------------------------------------------------------------------------


Supplementary Information on Oil and Gas Producing Activities
(Unaudited) C O N T I N U E D

Results of Operations for Oil and Gas Producing  Activities,  Excluding  Corporate  Overhead and Interest Costs/(a)/
                                         United          Other                  Equity
(In millions)                            States  Europe  Intl.   Consolidated  Investees    Total
----------------------------------------------------------------------------------------------------
2000: Revenues:
       Sales                            $   783  $  579  $  310  $   1,672    $     145   $  1,817
       Transfers                          1,337       -     188      1,525            -      1,525
       Other revenues/(b)/                 (875)     10      55       (810)           -       (810)
                                         ------   -----   -----     ------       ------     ------
          Total revenues                  1,245     589     553      2,387          145      2,532
       Expenses:
        Production costs                   (371)   (111)   (133)      (615)         (34)      (649)
        Shipping and handling costs/(c)/    (72)      -       -        (72)           -        (72)
        Exploration expenses               (125)    (37)    (74)      (236)          (6)      (242)
        Reorganization costs                (45)    (12)    (10)       (67)           -        (67)
        Depreciation, depletion
           and amortization                (380)   (175)   (122)      (677)         (27)      (704)
        Impairments                          (5)      -    (188)      (193)           -       (193)
        Other expenses                      (33)     (3)    (15)       (51)           -        (51)
                                         ------   -----   -----     ------       ------     ------
           Total expenses                (1,031)   (338)   (542)    (1,911)         (67)    (1,978)
       Other production-related
           earnings (losses)/(d)/             4     (21)      4        (13)           1        (12)
                                         ------   -----   -----     ------       ------     ------
       Results before income taxes          218     230      15        463           79        542
       Income taxes (credits)/(e)/           70      62      (1)       131           27        158
                                         ------    -----   -----     ------       ------     ------
       Results of operations            $   148  $  168  $   16  $     332    $      52   $    384
----------------------------------------------------------------------------------------------------
1999: Revenues:
       Sales                            $   547  $  431  $  200  $   1,178    $      33   $  1,211
       Transfers                            882       -      88        970            -        970
       Other revenues/(b)/                    4       -      (2)         2            -          2
                                         ------   -----    -----     ------       ------     ------
          Total revenues                  1,433     431     286      2,150           33      2,183
      Expenses:
       Production costs                    (322)   (137)    (99)      (558)         (25)      (583)
       Shipping and handling costs/(c)/     (77)      -       -        (77)           -        (77)
       Exploration expenses                (134)    (42)    (51)      (227)          (4)      (231)
       Depreciation, depletion
          and amortization                 (362)   (143)    (99)      (604)         (13)      (617)
       Impairments                          (16)      -       -        (16)           -        (16)
       Other expenses                       (28)     (7)    (15)       (50)           -        (50)
                                         ------   -----    -----     ------       ------    ------
          Total expenses                   (939)   (329)   (264)    (1,532)         (42)    (1,574)
       Other production-related
         earnings (losses)/(d)/               1       4       4          9            1         10
                                         ------   -----    -----     ------       ------    ------
       Results before income taxes          495     106      26        627           (8)       619
       Income taxes (credits)               168      33      (7)       194           (3)       191
                                         ------   -----    -----     ------       ------    ------
       Results of operations            $   327  $   73  $   33  $     433    $      (5)  $    428
----------------------------------------------------------------------------------------------------
1998: Revenues:
       Sales                            $   542  $  454  $   71 $    1,067    $      28   $  1,095
       Transfers                            536       -      51        587            -        587
       Other revenues/(b)/                   43       -       -         43            -         43
                                         ------   -----    -----     ------       ------    ------
          Total revenues                  1,121     454     122      1,697           28      1,725
      Expenses:
       Production costs                    (295)   (153)    (57)      (505)          (8)      (513)
       Shipping and handling costs/(c)/     (67)      -       -        (67)           -        (67)
       Exploration expenses                (165)    (23)    (49)      (237)          (5)      (242)
       Depreciation, depletion
          and amortization                 (339)   (150)    (58)      (547)          (8)      (555)
       Impairments/(f)/                     (14)    (22)    (47)       (83)           -        (83)
       Other expenses                       (37)     (3)    (11)       (51)           -        (51)
                                         ------   -----    -----     ------       ------    ------
          Total expenses                   (917)   (351)   (222)    (1,490)         (21)    (1,511)
      Other production-related
          earnings (losses)/(d)/              1      15       3         19            1         20
                                         ------   -----    -----     ------       ------    ------
      Results before income taxes           205     118     (97)       226            8        234
      Income taxes (credits)                 61      22     (28)        55            3         58
                                         ------   -----    -----     ------       ------    ------
      Results of operations             $   144  $   96  $  (69) $     171    $       5   $    176
----------------------------------------------------------------------------------------------------

/(a)/ Includes the results of using derivative instruments to manage commodity and foreign currency risks.
/(b)/ Includes net gains (losses) on asset dispositions and contract settlements.
/(c)/ Represents a reclassification of shipping and handling costs previously reported as a reduction from oil and gas revenues.
/(d)/ Includes revenues, net of associated costs, from third-party activities that are an integral part of USX's production operations which may include the processing and/or transportation of third-party production, and the purchase and subsequent resale of gas utilized in reservoir management.
/(e)/ Excludes net valuation allowance tax charges of $205 million.
/(f)/ Includes suspended exploration well write-offs.

                        Supplementary Information on Oil and Gas Producing Activities (Unaudited) CONTINUED

                        Costs Incurred for Property Acquisition, Exploration and Development - Including Capital Expenditures


                                                               United                   Other                  Equity
                        (In millions)                          States      Europe       Intl.   Consolidated  Investees   Total
                       -----------------------------------------------------------------------------------------------------------
                        2000: Property acquisition:
                               Proved                     $  128          $     -    $     12    $    140    $      -   $    140
                               Unproved                       (5)/(a)/          -          10           5           -          5
                              Exploration                    161               33          93         287           2        289
                              Development                    288               42         103         433          77        510
                       -----------------------------------------------------------------------------------------------------------
                        1999: Property acquisition:
                               Proved                     $   20          $     -    $     10    $     30    $      -   $     30
                               Unproved                       26               12         107         145           -        145
                              Exploration                    141               47          64         252           8        260
                              Development                    232               34         117         383          84        467
                       -----------------------------------------------------------------------------------------------------------
                        1998: Property acquisition:
                               Proved                     $    3          $     3    $  1,051    $  1,057    $      -   $  1,057
                               Unproved                       82                -          57         139           -        139
                              Exploration                    217               39          75         331          11        342
                              Development                    431               39          46         516         165        681
                       -----------------------------------------------------------------------------------------------------------

                        /(a)/ Includes proceeds of $25 million realized from the
                              reduction of mineral interests.

                        Estimated Quantities of Proved Oil and Gas Reserves

                             The following estimates of net reserves have been
                        determined by deducting royalties of various kinds from USX's gross reserves. The reserve estimates are believed to be reasonable and consistent with presently known physical data concerning size and character of the reservoirs and are subject to change as additional knowledge concerning the reservoirs becomes available. The estimates include only such reserves as can reasonably be classified as proved; they do not include reserves which may be found by extension of proved areas or reserves recoverable by secondary or tertiary recovery methods unless these methods are in operation and are showing successful results. Undeveloped reserves consist of reserves to be recovered from future wells on undrilled acreage or from existing wells where relatively major expenditures will be required to realize production. USX did not have any quantities of oil and gas reserves subject to long-term supply agreements with foreign governments or authorities in which USX acts as producer.


                                                               United                 Other                    Equity
                        (Millions of barrels)                  States      Europe     Intl.     Consolidated   Investees   Total
                       -----------------------------------------------------------------------------------------------------------
                        Liquid Hydrocarbons
                         Proved developed and
                          undeveloped reserves:
                           Beginning of year - 1998             590         161        26             777          82        859
                           Purchase of reserves in place          1           -       156             157           -        157
                           Revisions of previous estimates       (1)        (28)        1             (28)         (2)       (30)
                           Improved recovery                      3           -         -               3           -          3
                           Extensions, discoveries and
                             other additions                     10           4        18              32           -         32
                           Production                           (49)        (15)       (7)            (71)          -        (71)
                           Sales of reserves in place            (5)          -         -              (5)          -         (5)
                                                            --------    --------  --------        --------    --------   --------
                           End of year - 1998                   549         122       194             865          80        945
                           Purchase of reserves in place         14           -         7              21           -         21
                           Revisions of previous estimates        2         (20)        -             (18)         (3)       (21)
                           Improved recovery                     11           -         1              12           -         12
                           Extensions, discoveries and
                             other additions                      9           -         5              14           -         14
                           Production                           (53)        (12)      (11)            (76)          -        (76)
                           Sales of reserves in place           (12)          -        (9)            (21)          -        (21)
                                                            --------    --------  --------        --------    --------   --------
                           End of year - 1999                   520          90       187             797          77        874
                           Purchase of reserves in place         27           -         -              27           -         27
                           Exchange of interest/(a)/              6          60         -              66         (73)        (7)
                           Revisions of previous estimates       (4)        (35)      (21)            (60)          -        (60)
                           Improved recovery                      7           -         -               7           -          7
                           Extensions, discoveries and
                             other additions                     15           3         1              19           -         19
                           Production                           (48)        (10)      (13)            (71)         (4)       (75)
                           Sales of reserves in place           (65)          -        (3)            (68)          -        (68)
                                                            --------    --------  --------        --------    --------   --------
                           End of year - 2000                   458         108       151             717           -        717
                       -----------------------------------------------------------------------------------------------------------
                         Proved developed reserves:
                           Beginning of year - 1998             486         161        12             659           -        659
                           End of year - 1998                   489         119        67             675           -        675
                           End of year - 1999                   476          90        72             638          69        707
                           End of year - 2000                   414          74        57             545           -        545
                       -----------------------------------------------------------------------------------------------------------

                       /(a)/ Reserves represent the exchange of an equity
                             interest in Sakhalin Energy Investment Company Ltd. for certain interests in the UK Atlantic Margin area and the Gulf of Mexico.

                         Supplementary Information on Oil and Gas Producing Activities (Unaudited) CONTINUED

                         Estimated Quantities of Proved Oil and Gas Reserves (continued)


                                                                 United                 Other                  Equity
                         (Billions of cubic feet)                States      Europe     Intl.   Consolidated  Investees   Total
                       -----------------------------------------------------------------------------------------------------------
                         Natural Gas
                         Proved developed and
                          undeveloped reserves:
                           Beginning of year - 1998              2,232      1,048          23       3,303         111      3,414
                           Purchase of reserves in place            10          -         782         792           -        792
                           Revisions of previous estimates         (16)        10          (1)         (7)          5         (2)
                           Improved recovery                         -          -           -           -           -          -
                           Extensions, discoveries and
                             other additions                       238         32          55         325           5        330
                           Production                             (272)      (124)        (29)       (425)        (11)      (436)
                           Sales of reserves in place              (29)         -           -         (29)          -        (29)
                                                               --------   --------    --------    --------    --------   --------
                           End of year - 1998                    2,163        966         830       3,959         110      4,069
                           Purchase of reserves in place             5          -          11          16           -         16
                           Revisions of previous estimates         (83)       (81)         (3)       (167)         13       (154)
                           Improved recovery                         8          -           2          10           -         10
                           Extensions, discoveries and
                             other additions                       281          -          94         375          13        388
                           Production                             (275)      (111)        (59)       (445)        (13)      (458)
                           Sales of reserves in place              (42)         -         (42)        (84)          -        (84)
                                                               --------   --------    --------    --------    --------   --------
                           End of year - 1999                    2,057        774         833       3,664         123      3,787
                           Purchase of reserves in place           114          -          15         129           -        129
                           Exchange of interest/(a)/                14         31           -          45           -         45
                           Revisions of previous estimates        (154)      (114)       (347)       (615)        (26)      (641)
                           Improved recovery                         -          -           -           -           -          -
                           Extensions, discoveries and
                             other additions                       217         35          38         290           2        292
                           Production                             (268)      (112)        (52)       (432)        (10)      (442)
                           Sales of reserves in place              (66)         -         (10)        (76)          -        (76)
                                                               --------   --------    --------    --------    --------   --------
                           End of year - 2000                    1,914        614         477       3,005          89      3,094
                       -----------------------------------------------------------------------------------------------------------
                         Proved developed reserves:
                           Beginning of year - 1998              1,702      1,024          19       2,745          78      2,823
                           End of year - 1998                    1,678        909         534       3,121          76      3,197
                           End of year - 1999                    1,550        741         497       2,788          65      2,853
                           End of year - 2000                    1,421        563         381       2,365          52      2,417
                       -----------------------------------------------------------------------------------------------------------

                       /(a)/ Reserves represent the exchange of an equity
                             interest in Sakhalin Energy Investment Company Ltd. for certain interests in the UK Atlantic Margin area and the Gulf of Mexico.

                        Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves

                             Estimated discounted future net cash flows and
                        changes therein were determined in accordance with Statement of Financial Accounting Standards No. 69. Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below. USX believes such information is essential for a proper understanding and assessment of the data presented.

                             Future cash inflows are computed by applying year-
                        end prices of oil and gas relating to USX's proved reserves to the year-end quantities of those reserves. Future price changes are considered only to the extent provided by contractual arrangements in existence at year-end.

                             The assumptions used to compute the proved reserve
                        valuation do not necessarily reflect USX's expectations of actual revenues to be derived from those reserves nor their present worth. Assigning monetary values to the estimated quantities of reserves, described on the preceding page, does not reduce the subjective and ever-changing nature of such reserve estimates.

                             Additional subjectivity occurs when determining
                        present values because the rate of producing the reserves must be estimated. In addition to uncertainties inherent in predicting the future, variations from the expected production rate also could result directly or indirectly from factors outside of USX's control, such as unintentional delays in development, environmental concerns, changes in prices or regulatory controls.

                             The reserve valuation assumes that all reserves
                        will be disposed of by production. However, if reserves are sold in place or subjected to participation by foreign governments, additional economic considerations also could affect the amount of cash eventually realized.

                             Future development and production costs, including
                        abandonment and dismantlement costs, are computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

                             Future income tax expenses are computed by applying
                        the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to USX's proved oil and gas reserves. Permanent differences in oil and gas related tax credits and allowances are recognized.

                             Discount was derived by using a discount rate of 10
                        percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.

                        Supplementary Information on Oil and Gas Producing Activities
                        (Unaudited) C O N T I N U E D

                        Standardized  Measure  of  Discounted  Future  Net Cash Flows  Relating  to Proved  Oil and Gas  Reserves
                        (continued)
                                                               United                   Other                  Equity
                        (In millions)                          States      Europe       Intl.   Consolidated  Investees   Total
                       ------------------------------------------------------------------------------------------------------------
                        December 31, 2000:
                         Future cash inflows                  $ 25,052    $ 4,571    $  6,704    $ 36,327    $    313   $ 36,640
                         Future production costs                (5,689)    (1,662)     (1,156)     (8,507)       (125)    (8,632)
                         Future development costs                 (638)      (185)       (309)     (1,132)        (26)    (1,158)
                         Future income tax expenses             (6,290)      (677)     (2,102)     (9,069)        (76)    (9,145)
                                                              ---------  ---------   ---------   ---------   ---------  ---------
                         Future net cash flows                  12,435      2,047       3,137      17,619          86     17,705
                         10% annual discount for
                           estimated timing of cash flows       (5,403)      (486)     (1,524)     (7,413)        (19)    (7,432)
                                                              ---------  ---------   ---------   ---------   ---------  ---------
                         Standardized measure of
                           discounted future net cash
                           flows relating to proved oil
                           and gas reserves                   $  7,032    $ 1,561    $  1,613    $ 10,206    $     67   $ 10,273
                       ------------------------------------------------------------------------------------------------------------
                        December 31, 1999:
                         Future cash inflows                  $ 15,393    $ 4,426    $  5,242    $ 25,061    $  2,154   $ 27,215
                         Future production costs                (4,646)    (1,864)     (1,107)     (7,617)       (850)    (8,467)
                         Future development costs                 (445)       (86)       (315)       (846)        (88)      (934)
                         Future income tax expenses             (3,102)      (987)     (1,581)     (5,670)       (328)    (5,998)
                                                              ---------  ---------   ---------   ---------   ---------  ---------
                         Future net cash flows                   7,200      1,489       2,239      10,928         888     11,816
                         10% annual discount for
                           estimated timing of cash flows       (3,371)      (374)       (862)     (4,607)       (372)    (4,979)
                                                              ---------  ---------   ---------   ---------   ---------  ---------
                         Standardized measure of
                           discounted future net cash
                           flows relating to proved oil
                           and gas reserves                   $  3,829    $ 1,115    $  1,377    $  6,321    $    516   $  6,837
                       ------------------------------------------------------------------------------------------------------------
                        December 31, 1998:
                         Future cash inflows                  $  8,442    $ 3,850    $  2,686    $ 14,978    $  1,036   $ 16,014
                         Future production costs                (3,731)    (2,240)       (950)     (6,921)       (586)    (7,507)
                         Future development costs                 (559)      (130)       (323)     (1,012)       (124)    (1,136)
                         Future income tax expenses               (816)      (630)       (542)     (1,988)        (45)    (2,033)
                                                              ---------  ---------   ---------   ---------   ---------  ---------
                         Future net cash flows                   3,336        850         871       5,057         281      5,338
                         10% annual discount for
                           estimated timing of cash flows       (1,462)      (256)       (392)     (2,110)       (136)    (2,246)
                                                              ---------  ---------   ---------   ---------   ---------  ---------
                         Standardized measure of
                           discounted future net cash
                           flows relating to proved oil
                           and gas reserves                   $  1,874    $   594    $    479    $  2,947    $    145   $  3,092
                       ------------------------------------------------------------------------------------------------------------

                        Summary of Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to
                        Proved Oil and Gas Reserves
                                                         Consolidated              Equity Investees                 Total
                                                    -------------------------  ------------------------  --------------------------
                        (In millions)                  2000     1999    1998      2000    1999    1998    2000     1999     1998
                       ------------------------------------------------------------------------------------------------------------
                        Sales and transfers of
                         oil and gas produced,
                         net of production costs   $ (2,508) $ (1,516) $ (1,125) $ (111) $ (8) $  (20) $ (2,619) $ (1,524) $(1,145)
                        Net changes in prices and
                         production costs related
                         to future production         6,820     5,891    (3,579)     12   484    (372)    6,832     6,375   (3,951)
                        Extensions, discoveries
                         and improved recovery,
                         less
                         related costs                1,472       566       284       3     9       4     1,475       575      288
                        Development costs incurred
                         during the period              433       383       516      77    84     165       510       467      681
                        Changes in estimated future
                         development costs             (273)      (69)     (285)    (22)  (52)   (100)     (295)     (121)    (385)
                        Revisions of previous
                         quantity estimates          (1,899)     (346)     (110)    (43)   (8)     (2)   (1,942)     (354)    (112)
                        Net changes in purchases
                         and sales of minerals in
                         place                          380        68       637       -     -       -       380        68      637
                        Net change in exchanges of
                         reserves in place              755         -         -    (547)    -       -       208         -        -
                        Accretion of discount           843       382       623      62    18      39       905       400      662
                        Net change in income taxes   (1,969)   (1,995)      825      90  (117)     57    (1,879)   (2,112)     882
                        Other                          (169)       10       401      30   (39)    102      (139)      (29)     503
                       -----------------------------------------------------------------------------------------------------------
                        Net change for the year       3,885     3,374    (1,813)   (449)  371    (127)    3,436     3,745   (1,940)
                        Beginning of year             6,321     2,947     4,760     516   145     272     6,837     3,092    5,032
                       -----------------------------------------------------------------------------------------------------------
                        End of year                $ 10,206  $  6,321   $ 2,947   $  67 $ 516  $  145  $ 10,273  $  6,837  $ 3,092
                       -----------------------------------------------------------------------------------------------------------